UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
TEMPUS AI, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Tempus AI, Inc.

600 West Chicago Avenue, Suite 510

Chicago, Illinois 60654

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 21, 2026 at 1:30 p.m. Central Time

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Tempus AI, Inc., a Nevada corporation (the “Company”). The meeting will be held on Thursday, May 21, 2026 at 1:30 p.m. Central Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted only via a live audio webcast. You will be able to attend the Annual Meeting and vote online during the meeting by visiting www.virtualshareholdermeeting.com/TEM2026. The meeting will be held for the following purposes:

1.

To elect nine directors, as nominated by our Board of Directors, to serve until the next annual meeting and their successors are duly elected and qualified, or until their earlier death, resignation or removal.

2.

To ratify the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

3.	To consider a non-binding advisory vote on the frequency of future stockholder votes to approve the compensation of the Company’s named executive officers.

4.	To conduct any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The Annual Meeting will be held virtually through a live webcast. Stockholders of record at the close of business on March 27, 2026 and their proxy holders will be able to attend the Annual Meeting and vote during the live webcast by visiting www.virtualshareholdermeeting.com/TEM2026 and entering the 16-digit control number (“Control Number”) included in your Notice of Internet Availability or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying Proxy Statement.

Only stockholders of record of the Company’s Class A common stock or Class B common stock at the close of business on March 27, 2026 and their proxy holders may vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Eric Lefkofsky
Eric Lefkofsky Chief Executive Officer, Founder and Chairman Chicago, Illinois
April 7, 2026

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Thursday, May 21, 2026 at 1:30 p.m. Central Time at www.virtualshareholdermeeting.com/TEM2026.

The proxy statement and annual report to stockholders are available at

www.virtualshareholdermeeting.com/TEM2026 and www.proxyvote.com.

You are cordially invited to attend the meeting online. Whether or not you expect to attend the meeting, please vote over the telephone or the internet as instructed in these materials, or, if you receive a paper proxy card by mail, by completing and returning the proxy mailed to you, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote online if you attend the meeting.

i

TEMPUS AI, INC.

600 West Chicago Avenue, Suite 510

Chicago, IL 60654

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 21, 2026 at 1:30 p.m. Central Time

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Tempus AI, Inc. (sometimes referred to as the “Company” or “Tempus”) is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to first mail the Notice and make this proxy statement and the form of proxy available to stockholders on or about April 7, 2026.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after April 17, 2026.

How do I attend the Annual Meeting?

This year’s Annual Meeting will be a virtual meeting, which will be conducted entirely online via audio webcast to allow greater participation. You may attend and vote at the Annual Meeting by following the instructions provided on the Notice or proxy card to log in to www.virtualshareholdermeeting.com/TEM2026. If you are a stockholder of record, you will be asked to provide the Control Number from your Notice or proxy card. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.

The audio webcast of the Annual Meeting will begin promptly at 1:30 p.m. Central Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 1:15 p.m. Central Time, and you should allow reasonable time for the check-in procedures.

You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on March 27, 2026, the record date, or hold a valid proxy for the meeting. To be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/TEM2026 and enter the Control Number found next to the label “Control Number” on your Notice or proxy card, or in the email sending you the Proxy Statement. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your Control Number and/or proxy to vote.

Whether or not you participate in the Annual Meeting, it is important that you vote your shares.

What if I cannot find my Control Number?

Please note that if you do not have your Control Number and you are a registered stockholder, you will be able to login as a guest. To view the meeting webcast, visit www.virtualshareholdermeeting.com/TEM2026 and register as a guest. If you login as a guest, you will not be able to vote your shares during the Annual Meeting.

If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the Annual Meeting.

Where can we get technical assistance if we are having trouble accessing the meeting or during the meeting?

If you have difficulty accessing the Annual Meeting or during the Annual Meeting, please refer to the technical support telephone number posted on the virtual meeting website login page, where technicians will be available to help you.

For the Annual Meeting, how do we ask questions of management and the Board?

You may submit questions in advance of the meeting until 11:59 p.m., Eastern Time on May 21, 2026 by going to www.proxyvote.com and logging in with your Control Number. During a designated period at the Annual Meeting, we will respond to appropriate questions previously submitted by stockholders that comply with the rules of conduct for the Annual Meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. We will not respond to questions that are not relevant to the proposals to be voted on at the Annual Meeting.

Who can vote at the Annual Meeting?

March 27, 2026 has been fixed as the record date (the “Record Date”) for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Only holders of record as of the close of business on the Record Date of shares of the Company’s Class A common stock or Class B common stock are entitled to notice of and to vote at the Annual Meeting. Our Class A common stock and Class B common stock are collectively referred to in this Proxy Statement as our “common stock.”

Stockholder of Record: Shares Registered in Your Name

If on the Record Date, your shares were registered directly in your name with Tempus AI Inc.’s transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return your vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date, your shares were held not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice should be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account.

How many votes do I have?

Each share of Class A common stock you owned as of the Record Date is entitled to one vote and each share of Class B common stock you owned as of the Record Date is entitled to 30 votes. Our Class A common stock and our Class B common stock will vote together as a single class on all matters to come before the Annual Meeting.

What am I voting on?

There are three matters scheduled for a vote:

•

To elect nine directors, as nominated by the Board, to serve until the next annual meeting and their successors are duly elected and qualified, or until their earlier death, resignation or removal (Proposal 1);

•

To ratify the appointment by the Audit Committee of the Board of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 2); and

•	To consider a non-binding advisory vote on the frequency of future stockholder votes to approve the compensation of the Company’s named executive officers (Proposal 3).

What if another matter is properly brought before the meeting?

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment. Discretionary authority for them to do so is provided for in the proxy card.

How do I vote?

For Proposal 1, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee to the Board that you specify. For Proposal 2, you may vote “For” or “Against” or abstain from voting. For Proposal 3, you may vote to hold an advisory vote on executive compensation every “one year,” “two years,” or “three years,” or you may “abstain” from voting on the proposal.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting or you may vote by proxy over the telephone, through the internet or using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote at the Annual Meeting even if you have already voted by proxy. This is only required if you want to change your original vote, since votes will not be double counted.

By Internet	By Telephone	By Mail	During the Meeting
You may vote your shares from any location in the world at www.proxyvote.com (you will need the Control Number printed on your Notice or proxy card).	You may vote your shares by calling 1-800-690-6903 and following the instructions on your proxy card.	If you received a proxy card by mail, you may vote by completing, dating and signing the proxy card and promptly mailing it in the postage-paid envelope provided.	To vote at the meeting, visit www.virtualshareholdermeeting.com/TEM2026 (you will need the Control Number printed on your Notice or proxy card).

Internet and telephone voting facilities for stockholders of record will be available for 24 hours a day and will close at 10:59 p.m. Central Time on May 20, 2026.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from Tempus. You must follow these instructions for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a Control Number via email or on your Notice or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a Control Number via email or on your Notice or voting instruction form, and you wish to vote prior to or at the Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain your Control Number. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain their Control Number either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all nine nominees for director, “For” the ratification of the appointment by the Audit Committee of the Board of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and “three years” for the non-binding advisory vote on the frequency of future stockholder votes to approve the compensation of the Company’s named executive officers. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using that individual’s best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine,” but not with respect to “non-routine” matters. In this regard, Proposals 1 and 3 are considered to be “non-routine,” meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. Proposal 2 is considered to be a “routine” matter, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. When there is at least one “routine” matter that the broker, bank or other securities intermediary votes on, the shares that are un-voted on “non-routine” matters are counted as “broker non-votes.” Proposal 2 is a “routine” matter and we therefore expect brokers, banks or other securities intermediaries to vote on that proposal. Proposals 1 and 3 are considered to be “non-routine” and we therefore expect broker non-votes to exist in connection with those proposals.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•

You may send a timely written notice that you are revoking your proxy to Tempus’s Secretary at 600 West Chicago, Suite 510, Chicago, IL 60654. Such notice will be considered timely if it is received at the indicated address by the close of business on the business day one week preceding the date of the Annual Meeting.

•	You may attend the Annual Meeting and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

What vote is required for adoption or approval of each proposal and how will votes be counted?

Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions or Withhold votes, as applicable	Effect of Broker Non-Votes	Board Recommendation
1	Election of Directors named in this Proxy Statement	Nominees receiving the most “FOR” votes from the holders of shares of common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote on the election of directors will be elected.	FOR or WITHHOLD	No Effect	No Effect	FOR all nominees

2	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026	“FOR” votes from the holders of a majority of the voting power of the shares of common stock present virtually or represented by proxy at the Annual Meeting and voting for or against this matter.	FOR, AGAINST or ABSTAIN	No Effect	Not applicable; brokers have discretion to vote	FOR

3	Non-binding advisory vote on the frequency of future stockholder votes to approve the compensation of the Company’s named executive officers	The proposed voting frequency that receives affirmative votes from the holders of a majority of the voting power of the shares of common stock present virtually or represented by proxy at the Annual Meeting and voting for one of the proposed frequencies(1)	ONE YEAR, TWO YEARS, THREE YEARS or ABSTAIN	No Effect	No Effect	THREE YEARS

(1)

If none of the proposed voting frequencies receives affirmative votes from the holders of a majority of the voting power of the shares of common stock present virtually or represented by proxy at the Annual Meeting and voting for one of the proposed frequencies, we will consider the frequency receiving the highest number of affirmative votes from the holders of shares present virtually or represented by proxy at the Annual Meeting and voting on the matter to be the frequency preferred by our stockholders.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote at the Annual Meeting are present in person, by remote communication, if applicable, or represented by proxy duly authorized. On the Record Date, there were 179,404,620 shares of common stock, consisting of 174,360,831 shares of our Class A common stock and 5,043,789 shares of our Class B common stock, outstanding and entitled to vote.

Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or the holders of a majority of the voting power of the shares present at the Annual Meeting or represented by proxy duly authorized and entitled to vote may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1: ELECTION OF DIRECTORS

There are currently nine members of the Board. Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has considered and nominated the nine directors listed below for election to the Board at the Annual Meeting.

The directors elected at the Annual Meeting will hold office until the 2027 annual meeting of stockholders, or in each case until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal.

We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve. In the event that any of these nominees should become unavailable for election due to any presently unforeseen reason, proxies will be voted for a substitute as designated by the Board, or alternatively, the Board may leave a vacancy on the Board or reduce the size of the Board.

Nominees for Election to the Board of Directors

Our Board of Directors

The biographies of each of our director nominees are set forth below, including the offices held and other business directorships. Each of the biographies highlights specific experience, qualifications, attributes, and skills that led us to conclude that such person should serve as a director. We believe that, as a whole, our Board possesses the requisite skills and characteristics, leadership traits, work ethic, and independence to provide effective oversight. No director or executive officer is related by blood, marriage, or adoption to any other director or executive officer. No arrangements or understandings exist between any director and any other person pursuant to which such person was selected as a director or nominee.

Director Nominees for Election at the Annual Meeting

Director Biographies

Eric Lefkofsky Founder, Chief Executive Officer, Chairman	Age: 56	Committee Membership: Executive Committee (Observer on the Nominating and Corporate Governance Committee)

Eric Lefkofsky is our Founder and has served as our Chief Executive Officer and a member of our board of directors since our inception. Before founding Tempus, Mr. Lefkofsky co-founded Groupon, Inc. in 2008, where he held various roles, including member of the board of directors (through November 2023), Chairman of the board of directors (November 2015 to June 2020), Executive Chairman (through August 2013) and Chief Executive Officer (August 2013 to November 2015). Mr. Lefkofsky also co-founded Lightbank LLC in 2008, a private venture capital firm specializing in investments in technology companies, and has served as its managing member since inception and General Partner since January 2019. Mr. Lefkofsky also co-founded InnerWorkings, Inc., Mediaocean, LLC, Echo Global Logistics, Inc., and Pathos AI, Inc., and served on each company’s board of directors or board of managers. In addition, Mr. Lefkofsky has served on the board of directors of Northwestern Memorial Healthcare since February 2024. Mr. Lefkofsky holds a bachelor’s degree from the University of Michigan and a J.D. from the University of Michigan Law School. We believe that Mr. Lefkofsky is qualified to serve on our board of directors because of his perspective and experience as our Founder and Chief Executive Officer, and his extensive knowledge of the venture capital and technology industries.

Peter J. Barris Director	Age: 74	Committee Memberships: • Audit Committee • Compensation Committee • Executive Committee

Peter J. Barris has served as a member of our board of directors since September 2017. Mr. Barris currently serves on the board of directors of Sprout Social, Inc. since February 2011. Previously, Mr. Barris served on the board of directors of Berkshire Grey, Inc. from April 2016 to July 2023, ZeroFox Holdings, Inc. from April 2014 to June 2023, NextNav Inc. from July 2014 to August 2022 and Groupon from January 2008 to August 2022. Mr. Barris joined New Enterprise Associates, Inc., or NEA, a global venture capital fund investing in technology and healthcare, where he specialized in information technology investing, in 1992 and retired at the end of 2019. Prior to his retirement, Mr. Barris held several roles at NEA, including Managing General Partner from 1999 to 2017. After retiring in 2019, Mr. Barris now serves as Chairman Emeritus of NEA. Mr. Barris also serves as Chairman Emeritus of Northwestern University. Mr. Barris holds a B.S. from Northwestern University and an M.B.A. from the Tuck School of Business at Dartmouth University. We believe that Mr. Barris is qualified to serve on our board of directors because of his investment management and financial expertise, and his experience serving on public company boards.

Eric D. Belcher Director	Age: 57	Committee Membership: Audit Committee

Eric D. Belcher has served as a member of our board of directors since January 2019. Mr. Belcher has served as the Chief Executive Officer of Market Track, LLC (d/b/a Numerator), a data and technology company in the market research industry, since June 2019. Mr. Belcher has also held various positions at InnerWorkings, Inc. since May 2005, including most recently serving as its Chief Executive Officer and President from January 2009 to April 2018. Mr. Belcher served as a member of the board of directors of InnerWorkings, Inc. from January 2009 to December 2018, including as the Chairman of its board of directors from April 2018 to September 2018. Mr. Belcher holds a bachelor’s degree from Bucknell University and an M.B.A. from the University of Chicago Booth School of Business. We believe that Mr. Belcher is qualified to serve on our board of directors because of his extensive experience in the technology industry and leading high growth companies.

Jennifer A. Doudna, Ph.D. Director	Age: 62	Committee Membership: Nominating and Corporate Governance Committee

Jennifer A. Doudna, Ph.D. has served as a member of our board of directors since April 2021. Dr. Doudna has also served on the board of directors of Johnson & Johnson since April 2018. Since July 2002, Dr. Doudna has served as a Professor of Biochemistry & Molecular Biology at University of California, Berkeley, where she directs the Innovative Genomics Institute, a joint UC Berkeley-UC San Francisco center, holds the Li Ka Shing Chancellor’s Professorship in Biomedical and Health, and is the Chair of the Chancellor’s Advisory Committee on Biology. Since 2002, Dr. Doudna has served as Principal Investigator at the Doudna Lab at UC Berkeley.

Dr. Doudna has founded and served on the Scientific Advisory Boards of Caribou Biosciences, Inc. and Intellia Therapeutics, Inc., since 2010, both leading CRISPR genome engineering companies, since 2010. She has also been an Investigator with the Howard Hughes Medical Institute since 1997. Dr. Doudna is the recipient of numerous scientific awards in biochemistry and genetics, including the Nobel Prize in Chemistry in 2020. Dr. Doudna holds a bachelor’s degree from Pomona College and a Ph.D. from Harvard Medical School. We believe that Dr. Doudna is qualified to serve on our board of directors because of her expertise in scientific research and innovation.

David R. Epstein Director	Age: 64	Committee Memberships: • Compensation Committee • Nominating and Corporate Governance Committee

David R. Epstein has served as a member of our board of directors since February 2024. Mr. Epstein has served as the Chairman and Chief Executive Officer of Ottimo Pharma Limited since October 2024. Mr. Epstein also serves as a board member at privately held biotherapeutics companies Valo Health, LLC, and Agomab Therapeutics NV. He is a Director at the non-profit Three Opinions Foundation Inc and at South Florida’s Pelican Harbor Seabird Station. Mr. Epstein previously served as the Chief Executive Officer and a member of the board of directors of Seagen Inc. from November 2022 until Seagen’s acquisition by Pfizer Inc. in December 2023. From October 2021 to December 2023, Mr. Epstein served on the board of directors of OPY Acquisition Corp. I. From June 2022 to June 2023, Mr. Epstein served as a member of the board of directors of Senti Biosciences, Inc. and was previously a member of the board of Senti’s predecessor, Dynamics Special Purpose Corp. since March 2021. From March 2017 to February 2023, he served as a director at Evelo Biosciences, Inc., including as the Chair of its board of directors from September 2019 to June 2022. From 2017 until October 2022, Mr. Epstein was a consultant and executive partner at Flagship Pioneering. From May 2019 to October 2022, Mr. Epstein served on the board of directors and as Chairman of Axcella Health Inc. (formerly Axcella Therapeutics) and, from January 2017 to October 2022, Mr. Epstein served on the board of directors of Rubius Therapeutics, Inc. From 2010 to mid-2016, he served as the Chief Executive Officer of Novartis Pharmaceuticals, a division of Novartis AG. Previously, he started and led Novartis’ Oncology and Molecular Diagnostic units. Under his leadership, Novartis’ oncology business grew to the second largest in the world. Early in his career, he was an associate in the strategy practice of consulting firm Booz, Allen and Hamilton. Mr. Epstein holds a B.S. in pharmacy from Rutgers University College of Pharmacy and an M.B.A. in finance and marketing from Columbia University Graduate School of Business. We believe that Mr. Epstein is qualified to serve on our board of directors because of his extensive experience serving in executive roles in the life sciences industry and leading the development and commercialization of numerous therapeutics.

Wayne A.I. Frederick, M.D. Director	Age: 54	Committee Membership: Audit Committee

Wayne A.I. Frederick, M.D. has served as a member of our board of directors since October 2020. From November 2024 to August 2025, Dr. Frederick served as interim Chief Executive Officer of the American Cancer Society and its advocacy affiliate, the American Cancer Society Cancer Action Network. Dr. Frederick has also served on the boards of directors of several other public companies, including serving as a member of the board of directors of Workday, Inc. since July 2022, Insulet Corp since October 2020 and Humana Inc. since February 2020. From July 2020 to October 2022, Dr. Frederick served as a member of the board of directors of Forma Therapeutics Holdings, Inc. He also serves on the boards of directors of privately held companies and charitable organizations. Dr. Frederick is currently the President Emeritus of Howard University, after serving as President since July 2014, and also serves as the Charles R. Drew Endowed Chair of Surgery at Howard University’s College of Medicine. Dr. Frederick holds a B.S./M.D. dual degree, and an M.B.A. from Howard University. We believe that Dr. Frederick is qualified to serve on our board of directors because of his vast experience in medical research, healthcare academics and business administration, and his service on the boards of multiple public companies.

Scott Gottlieb, M.D. Director	Age: 53	Committee Membership: Nominating and Corporate Governance Committee

Scott Gottlieb, M.D. has served as a member of our board of directors since October 2019. Dr. Gottlieb has also served on the boards of directors of UnitedHealth Group since November 2025, Illumina, Inc. since February 2020 and Pfizer Inc. since June 2019. Dr. Gottlieb has served as a Partner on NEA’s healthcare investment team since April 2019, and a Resident Fellow at American Enterprise Institute since April 2021. Prior to that, he served as the 23rd Commissioner of the U.S. Food and Drug Administration from May 2017 to April 2019. Prior to serving as Commissioner, Dr. Gottlieb held several roles in the public and private sectors, including serving as a Venture Partner at NEA from January 2007 to May 2017, and a senior advisor to the Administrator of the Centers for Medicare and Medicaid Services in 2004. He is presently a contributor to CNBC and the CBS News program Face the Nation. He also currently serves on the executive committee of the Mount Sinai Health System’s board of directors and co-chairs the board’s education committee. In addition, Dr. Gottlieb serves on the board of directors of Wesleyan University. Dr. Gottlieb holds a B.A. from Wesleyan University and an M.D. from Mount Sinai School of Medicine. We believe that Dr. Gottlieb is qualified to serve on our board of directors because of his extensive experience as a medical policy expert and public health advocate.

Theodore J. Leonsis Director	Age: 70	Committee Memberships: • Nominating and Corporate Governance Committee • Executive Committee

Theodore J. Leonsis has served as a member of our board of directors since January 2019. In November 2011, Mr. Leonsis co-founded Revolution Growth, a private investment firm, and has served as a General Partner thereof since that time. Since 1999, Mr. Leonsis has served as the Founder, Chairman, Majority Owner, and Chief Executive Officer of Monumental Sports & Entertainment, LLC, a sports, entertainment, media, and technology company that owns the NBA’s Washington Wizards, the NHL’s Washington Capitals, the WNBA’s Washington Mystics, the Capital City Go-Go, Wizards District Gaming, Caps Gaming, and Monumental Sports Network. Mr. Leonsis has served as a director of American Express Co. since July 2010. Mr. Leonsis has also served on the board of directors of Groupon, Inc. since June 2009, including as Chairman of the board of directors from August 2013 to November 2015 and, again, since June 2020. Mr. Leonsis also serves on the boards of directors of several private internet and technology companies, as well as charitable organizations. Mr. Leonsis holds a bachelor’s degree from Georgetown University. We believe that Mr. Leonsis is qualified to serve on our board of directors because of his significant operational, investment and financial experience, and his service on public company boards.

Nadja West, M.D. Director	Age: 65	Committee Membership: Compensation Committee

Nadja West, M.D. has served as a member of our board of directors since April 2021. Dr. West has also served on the boards of directors of several other public companies, including serving as a member of the board of directors of Johnson & Johnson since December 2020, Tenet Healthcare Corp since October 2019, and Nucor Corporation since September 2019. From December 2015 to October 2019, Dr. West served as the 44th Surgeon General of the U.S. Army, and the Commanding General of the U.S. Army Medical Command. Dr. West currently serves as Trustee of both the National Recreation Foundation and Mount St. Mary’s University, and board member of The Woodruff Foundation. She was also appointed an independent member of the NCAA Board of Governors. Dr. West holds a B.S. from the United States Military Academy at West Point, an M.D. from The George Washington University School of Medicine, and an M.S. from National War College. We believe that Dr. West is qualified to serve on our board of directors because of her executive and operational leadership and expertise with strategic planning and healthcare management.

Our Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES AS A DIRECTOR.

(PROPOSAL 1 ON YOUR NOTICE OF INTERNET AVAILABILITY)

The Board of Directors and Certain Governance Matters

Director Nomination Process and Qualifications

We believe that an effective board of directors should be made up of individuals who collectively provide an appropriate balance of diverse occupational and personal backgrounds and perspectives and who have a range of skills and expertise sufficient to provide guidance and oversight with respect to the Company’s strategy and operations. Our Board and our Nominating and Corporate Governance Committee seek individuals with backgrounds and qualities that, when combined with those of our other directors, enhance our Board’s effectiveness and result in the Board having a balance of knowledge, experience, and capability. Our Nominating and Corporate Governance Committee considers candidates who are recommended by its members, by other Board members, by stockholders, and by management, as well as those identified by third-party search firms retained to assist in identifying and evaluating possible candidates.

In assessing potential candidates, our Board and Nominating and Corporate Governance Committee will consider, among other factors, whether the candidate possesses relevant expertise to offer advice and guidance to management, has sufficient time to devote to the affairs of the Company, demonstrates excellence in the candidate’s field; has the ability to exercise sound business judgment and is committed to represent the long-term interests of the Company’s stockholders.

Nominations by Stockholders

Our Nominating and Corporate Governance Committee will evaluate director candidates recommended by stockholders in the same manner in which the Nominating and Corporate Governance Committee evaluates any other director candidate.

Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation but must include information that would be required under the “advance notice” provisions of the Company’s bylaws and rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate. Stockholders wishing to propose a candidate for consideration by our Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by submitting the above information to our Nominating and Corporate Governance Committee at c/o Tempus AI, Inc., 600 West Chicago Avenue, Suite 510, Chicago, Illinois 60654, Attention: Corporate Secretary. Stockholders must also satisfy the notification, timeliness, consent, and information requirements set forth in our bylaws. These requirements are also described under the section entitled “Stockholder Proposals for the 2027 Annual Meeting of Stockholders”. For additional information about our director nomination requirements, please see our bylaws.

Board Diversity

Our Board monitors the mix of skills and experience of its directors to help ensure it has the necessary tools to perform its oversight function effectively. The Board fully appreciates the value of a diversity of viewpoints, background and experiences as important to the selection of directors to enhance the Board’s cognitive diversity and quality of dialogue in the Boardroom. Our Nominating and Corporate Governance Committee is committed to actively seeking out and will instruct any search firm it engages to identify, individuals who will contribute to the overall diversity of the Board to be included in the pool of candidates from which nominees to the Board are selected.

Director Independence and Independence Determinations

Our Corporate Governance Guidelines provide that our Board will consist of a majority of independent directors in accordance with applicable Nasdaq listing standards. Our Corporate Governance Guidelines define an “independent” director consistent with the Nasdaq definition of independence. Under our Corporate

Governance Guidelines and Nasdaq listing standards, a director is not independent unless the Board affirmatively determines that such director does not have a direct or indirect material relationship with the Company or any of its subsidiaries. Members of the Audit Committee and Compensation Committee are subject to the additional independence requirements of applicable SEC rules and Nasdaq listing standards.

Our Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to our Board regarding director independence. As a result of this review, our Board affirmatively determined that Peter J. Barris, Eric D. Belcher, Jennifer A. Doudna, David R. Epstein, Wayne A.I. Frederick, Scott Gottlieb, Theodore J. Leonsis and Nadja West are “independent” in accordance with Nasdaq listing standards applicable to boards of directors in general. In addition, our Board has affirmatively determined that Eric D. Belcher, Peter J. Barris and Wayne A.I. Frederick are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to audit committee members in particular, and that Peter J. Barris, David R. Epstein and Nadja West are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to compensation committee members in particular.

In assessing directors’ independence, our Board took into account the current and prior relationships that each director has with Tempus and all other facts and circumstances our Board deemed relevant in determining their independence, including the transactions involving them described in the section titled “Certain Relationships and Related Person Transactions.”

Board Leadership Structure

Our Board maintains the flexibility to determine whether the roles of Chair and CEO should be combined or separated, based on what it believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interest of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chair, would not result in better governance or oversight.

At this time, the Board believes that our current CEO is best situated to serve as Chair of the Board. Eric Lefkofsky founded our company and is highly knowledgeable and has longstanding experience with respect to our business, operations, industry and ongoing executive responsibility for the Company. Mr. Lefkofsky is well positioned to identify strategic priorities and lead the Board’s consideration and analysis of such priorities. In addition, Mr. Lefkofsky offers a robust understanding of risks facing the Company. In the Board’s view, this enables the Board to better understand the Company and work with management to enhance stockholder value. In addition, the Board believes that this structure enables it to better fulfill its risk oversight responsibilities and enhances the ability of the CEO to effectively communicate the Board’s view to management.

Board’s Role in Risk Oversight

While senior management has primary responsibility for managing risk, the Board has responsibility for risk oversight with specific risk areas delegated to relevant Board committees who report on their deliberations to the full Board. The specific risk areas of focus for the Board and each of its committees are summarized below.

Full Board

•

Oversee the Company’s risk governance framework, including an enterprise-wide culture that supports appropriate risk awareness and the identification, escalation, and appropriate management of risk, including cybersecurity risk;

•

Establish and oversee processes to maintain the Company’s integrity; and

•

Review, approve and monitor fundamental financial and business strategies and significant corporate actions.

Audit Committee

•

Oversee and coordinate with the Company’s internal and external auditors;

•

Accounting, controls and financial disclosure;

•

The adequacy of the Company’s insurance programs;

•

Cybersecurity risk management processes, including oversight and mitigation of risks from cybersecurity threats; and

•

Tax and liquidity management.

Compensation Committee

•

Compensation structure and programs as they relate to risk management and risk-taking incentives;

•

Management succession planning; and

•

Oversee compensation policies as they relate to recruitment and retention of top quality talent.

Nominating and Corporate Governance Committee	• Governance structures and processes; and • Board organization, independence and structure.

Board’s Oversight of Strategy

Our Board is deeply engaged and involved in overseeing our long-range strategy, including evaluating key market opportunities, customer and supplier trends, and competitive developments. Our Board’s oversight of risk is another integral component of the Board’s oversight and engagement on strategic matters. Strategy-related matters are regularly discussed at board meetings and, when relevant, at committee meetings. Matters of strategy also inform committee-level discussions of many issues, including enterprise risk. Engagement of the Board on these issues and other matters of strategic importance continues in between meetings, including through updates to the Board on significant items on a periodic basis. Each director is expected to and does bring to bear their own talents, insights, and experiences to these strategy discussions.

Board and Committee Meetings and Attendance

Our Corporate Governance Guidelines provide that all directors are expected to prepare for, attend and participate in all meetings of the Board and committees on which they serve. During 2025, the Board met six times. The Audit Committee held five meetings, the Compensation Committee held four meetings, the Executive Committee held three meetings, and the Nominating and Corporate Governance Committee held two meetings. No member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served).

Although we do not have a formal policy regarding attendance by Board members at annual meetings of stockholders, we encourage our directors to attend such meetings.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and an Executive Committee, each of which operates under a charter that has been approved by our Board. Current copies of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee charters are posted on the “Governance Documents” section of our website located at https://investors.tempus.com/.

Below is a description of each of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Executive Committee.

AUDIT COMMITTEE

Primary Responsibilities	Current Committee Members

We have adopted a committee charter that details the primary responsibilities of the Audit Committee, including:

•

overseeing our accounting and financial reporting processes, systems of internal control, financial statement audits, and the integrity of our financial statements;

•

evaluating and determining whether to retain the independent registered public accounting firm to audit our consolidated financial statements;

•

assessing the qualifications, performance, and independence of the independent registered public accounting firm;

•

reviewing the results of the audit with management and the independent registered public accounting firm, as well as our annual audited and quarterly financial statements, including management’s discussion and analysis of financial condition and results of operations and risk factors;

•

overseeing procedures for receiving, retaining, and investigating complaints received by us regarding accounting, internal accounting controls, or auditing matters, and confidential and anonymous submissions by employees concerning questionable accounting or auditing matters;

•

conferring with management and the independent registered public accounting firm concerning the scope, design, adequacy, and effectiveness of internal control over financial reporting and our disclosure controls and procedures;

•

reviewing and approving related party transactions, in accordance with our policies;

•

approving or, as permitted, pre-approving all audit and non-audit related services and fees that the independent registered public accounting firm provide to us;

•

overseeing the activities of our internal audit function; and

•

overseeing cybersecurity risks and managing such risks, as well as the oversight of internal controls relating to cybersecurity incidents.

Eric D. Belcher (Chair) Peter J. Barris Wayne A.I. Frederick, M.D.

Financial Expertise and Independence

All members of the Audit Committee are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to boards of directors in general and audit committee members in particular. The Board has determined that Messrs. Belcher and Frederick each qualify as an “audit committee financial expert” as defined by the applicable SEC rules and that each member of the Audit Committee is “financially literate”.

Audit Committee Report

The Report of the Audit Committee is set forth beginning on page 23 of this Proxy Statement.

COMPENSATION COMMITTEE

Primary Responsibilities	Current Committee Members

We have adopted a committee charter that details the primary responsibilities of the Compensation Committee, including:

•

reviewing, overseeing, and approving (or making recommendations to the Board for approval of) our overall executive compensation strategy and policies;

•

reviewing and approving the compensation, individual and corporate performance goals and objectives, and other terms of employment of our executive officers;

•

reviewing and approving (or making recommendations to the Board for approval of) the type and amount of compensation to be paid or awarded to Board members;

•

reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives;

•

administering our equity awards, pension, and profit-sharing plans, bonus plans, benefit plans, and other similar programs; and

•

periodically discussing with management and overseeing as it deems appropriate the development, implementation and effectiveness of our policies and strategies relating to our human capital management function, including but not limited to those policies and strategies regarding recruiting, retention, career development and progression, diversity and inclusion, and employment practices.

Peter J. Barris (Chair) David R. Epstein Nadja West

Independence

All members of the Compensation Committee are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to boards of directors in general and compensation committees in particular. In addition, all members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer or employee of the Company. During 2025, none of our executive officers served on the board of directors or compensation committee of any other company that has an executive officer serving on our Board or the Compensation Committee.

Delegation Authority

Under its charter, our Compensation Committee may form and delegate authority to one or more subcommittees.

Processes and Procedures for Compensation Decisions

The Compensation Committee generally meets quarterly and with greater frequency if necessary. The Compensation Committee also acts periodically by unanimous written consent in lieu of a formal meeting. The agenda for each meeting is usually developed by the chairperson of the Compensation Committee, in consultation with management. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation.

The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of Tempus. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

For executives other than our Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by our Chief Executive Officer. The evaluation of our Chief Executive Officer’s performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

For more information regarding compensation of our executive officers and directors, see the sections titled “Executive Compensation” and “Compensation Discussion and Analysis.” We will also continue to reimburse each non-employee director for ordinary, necessary, and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in Board and committee meetings.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Primary Responsibilities	Current Committee Members

We have adopted a committee charter that details the primary responsibilities of the Nominating and Corporate Governance Committee, including:

•

overseeing the Company’s corporate governance functions;

•

evaluating developments in corporate governance and stockholder engagement, and reviewing the Company’s governance documents;

•

reviewing and making recommendations to Board regarding our corporate governance guidelines and related policies and procedures;

•

identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the Board;

•

considering and making recommendations to our Board regarding the composition and Chair position of the committees of the Board;

•

periodically reviewing the performance of the Board, including Board committees;

•

periodically reviewing the processes and procedures used by us to provide information to the Board and its committees; and

•

overseeing the orientation of new members of the Board and any continuing education requirements for the Board.

Independence

All members of the Nominating and Corporate Governance Committee are “independent” in accordance with Nasdaq listing standards.

Theodore J. Leonsis (Chair) Jennifer A. Doudna, Ph.D. Scott Gottlieb, M.D. Eric Lefkofsky (Observer)

EXECUTIVE COMMITTEE

Our Board has also established an Executive Committee, which is comprised of Peter J. Barris, Theodore J. Leonsis and Eric Lefkofsky. The Executive Committee was formed to facilitate approval of certain corporate actions in the intervals between full meetings of the Board. The Executive Committee has the authority to exercise the power and authority of the Board, except with respect to matters which, under the Nevada Revised Statutes or the rules and regulations of the Nasdaq Stock Market, cannot be delegated by the board of directors to a committee.

Corporate Governance Policies and Practices

Communications with the Board

Our Board welcomes input and suggestions from all interested parties, including stockholders. Anyone may communicate with a member or members of our Board, including the Chair of the Board, Chair of the Audit, Compensation, Nominating and Corporate Governance, or Executive Committees, or to the non-management or independent directors, by sending a written communication to the attention of the Company’s Corporate Secretary by mail at 600 West Chicago Avenue, Suite 510, Chicago, Illinois 60654. Communications addressed to the Board or to a Board member are distributed to the Board or to any individual director or directors as appropriate. Any such communication is promptly distributed to the director or directors named therein unless such communication is considered, either presumptively or in the reasonable judgment of the Company’s Corporate Secretary, to be improper for submission to the intended recipient or recipients. Examples of communications that would presumptively be deemed improper for submission include, without limitation, solicitations, communications that raise grievances that are personal to the sender, communications that relate to the pricing of the Company’s products or services, communications that do not relate directly or indirectly to the Company and communications that are frivolous in nature.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines to ensure that our Board has the necessary practices in place to review and evaluate our business operations and make decisions that are independent of our management. The Corporate Governance Guidelines set forth the practices our Board intends to follow with respect to, among other things, board composition and selection, board meetings, board committees, chief executive officer evaluation and succession planning and director education. Our Corporate Governance Guidelines also indicate that non-employee directors should generally serve on no more than four other public company boards and on no more than three other public company audit committees, without the approval of the Board. The Corporate Governance Guidelines are posted on the “Governance Documents” section of our website located at https://investors.tempus.com/.

Code of Conduct
We have adopted a Code of Conduct, which is applicable to our employees, officers, directors and anyone conducting business on our behalf, such as contractors, consultants and suppliers. The Code of Conduct provides a framework for sound ethical business decisions and sets forth our expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets and business ethics. Our Code of Conduct is posted on the “Governance Documents” section of our website located at https://investors.tempus.com/. If the Company ever were to amend or waive any provision of its Code of Conduct that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, the Company intends to satisfy its disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on its website set forth above rather than by filing a Current Report on Form
8-K.
In the case of a waiver for an executive officer or a director, the disclosure required under applicable Nasdaq listing standards also will be made available on our website.
Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our insider trading policy is included as an exhibit to our Annual Report on Form
10-K
for our fiscal year ended December 31, 2025. In addition, it is the Company’s intent to comply with applicable laws and regulations relating to insider trading.
Hedging and Pledging Policy
Our Insider Trading Policy prohibits directors, officers and other employees from engaging in derivatives securities or hedging transactions, including prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset any decrease in the market value of our securities and the risks associated with holding our common stock. Our Insider Trading Policy also prohibits trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options and other compensatory equity awards issued by us), as well as holding our common stock in margin accounts and pledging securities as collateral for a loan.
Non-Employee
Director Compensation
The following table sets forth information regarding compensation earned by or paid to our non-employee
directors for fiscal year 2025. Mr. Lefkofsky, our Chief Executive Officer, did not receive additional compensation for his services as a director in fiscal year 2025, and therefore is not included in the
Non-Employee
Director Compensation table below. All compensation paid to Mr. Lefkofsky is reported in the section titled “Executive Compensation.”

Name	Fees Earned or Paid in Cash	Stock Awards (1)(2)	Total
David Epstein	$62,575	$124,673	$187,248
Wayne Frederick	62,500	124,673	187,173
Nadja West	62,500	124,673	187,173
Scott Gottlieb	62,500	124,673	187,173
Eric Belcher	62,500	124,673	187,173
Peter Barris	75,000	124,673	199,673
Theodore Leonsis	62,500	124,673	187,173
Jennifer Doudna	63,502	124,673	188,175

(1)
Amounts reported represent the aggregate grant date fair value of restricted stock units (“RSUs”) granted to our non-employee
directors during 2025 under our 2024 Equity Incentive Plan (the “2024 Plan”), computed in accordance with the Financial Accounting Standard Board Accounting Standards Codification, Topic 718 (“ASC Topic 718”). The assumptions used in calculating the grant date fair value of the stock awards reported in this column are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form
10-K
for the year ended December 31, 2025. This amount does not reflect the actual economic value that may be realized by the non-employee
director.

(2)
As of December 31, 2025, the aggregate number of shares of our Class A common stock underlying outstanding RSUs under our 2015 Stock Plan (the “2015 Plan”) and 2024 Plan held by each of our non-employee
directors was as follows:

Name	Number of Shares Underlying RSUs
David Epstein	19,457
Wayne Frederick	11,457
Nadja West	12,707
Scott Gottlieb	25,20 7
Eric Belcher	11,45 7
Peter Barris	11,457
Theodore Leonsis	11,457
Jennifer Doudna	12,707

Non-Employee Director Compensation Policy

Our Board adopted a non-employee director compensation policy in February 2024, which became effective as of June 13, 2024 (the “IPO Date”) and is applicable to all of our non-employee directors. This compensation policy provides that each such non-employee director is eligible to receive the following compensation for service on our Board:

•	an annual cash retainer of $50,000 (plus an additional $12,500 for the non-executive chair or lead independent director of our Board, if any);

•	an additional annual cash retainer of $12,500 for service as a member of the audit committee, compensation committee and the nominating and corporate governance committee;

•	an initial RSU grant having a grant date fair value of $500,000 on the date of each such non-employee director’s appointment to our Board;

•	a refresh RSU grant having a grant date fair value of $500,000 on the fifth anniversary of such non-employee director’s initial RSU grant; and

•	an annual RSU grant having a grant date fair value of $125,000 on the date of each of our annual stockholder meetings.

Under the non-employee director compensation policy, all annual cash compensation amounts will be payable in equal quarterly installments in arrears, on the last day of each fiscal quarter in which the service occurred. In addition, each non-employee director may elect on an annual basis to receive all or a portion of his or her eligible cash compensation in the form of RSUs, which will generally vest in substantially equal quarterly installments on the last day of each fiscal quarter over the number of quarters to which the election applies, subject to the director’s continuous service to us through each applicable vesting date.

Each of the RSU grants described above under the non-employee director compensation policy has been, or will be, granted under the 2024 Plan. Each of the initial RSU grants will vest in substantially equal quarterly installments over a five-year period, subject to the director’s continuous service to us through each vesting date. Each annual RSU grant will vest and become exercisable subject to the director’s continuous service to us through the earlier of the first anniversary of the date of grant or the next annual stockholder meeting.

Non-Employee Directors Deferred Compensation Plan

Our Board also adopted a non-employee directors deferred compensation plan in August 2024. The deferred compensation plan allows our non-employee directors to defer the settlement of RSUs awarded in consideration of services provided to the Company, including RSUs elected to be received in lieu of cash compensation, to the earlier to occur of their separation from service as a member of the Board or a change in control of the Company. Any RSUs that are deferred are converted into deferred stock units, which are credited to a bookkeeping account, and which will be settled in shares of our Class A common stock in a lump sum at the time of the applicable triggering event.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting and recommended that stockholders ratify such selection. PricewaterhouseCoopers LLP has audited our financial statements since 2019. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to Tempus for the fiscal years ended December 31, 2024 and 2025 by PricewaterhouseCoopers LLP, our principal accountant.

	Fiscal Year Ended
	2025	2024
	(in thousands)
Audit Fees(1)	$4,910	$2,617
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	2	2

Total Fees	$4,912	$2,619

(1)

“Audit Fees” consist of fees incurred for professional services rendered in connection with the audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements, and issuances of consents and other services related to SEC matters. This category also includes fees for services incurred in connection with nonrecurring transactions.

(2)	“All Other Fees” consist of subscription fees for use of the PricewaterhouseCoopers LLP research tools.

All fees incurred subsequent to our IPO in June 2024 were pre-approved by our Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, PricewaterhouseCoopers LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and permitted non-audit services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence.

Audit Committee Report

The Audit Committee consists solely of independent directors, as required by and in compliance with SEC rules and regulations and the Nasdaq listing standards. The Audit Committee operates pursuant to a written charter adopted by the Board.

The Audit Committee is responsible for assisting the Board in its oversight responsibilities related to accounting policies, internal controls, financial reporting, and legal and regulatory compliance. Management of the Company has the primary responsibility for the Company’s financial reporting processes, proper application of accounting principles, and internal controls as well as the preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States (“U.S. GAAP”).

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2025, with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

THE AUDIT COMMITTEE

Eric D. Belcher (Chair)

Peter J. Barris

Wayne A.I. Frederick, M.D.

The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of Tempus under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Our Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

(PROPOSAL 2 ON YOUR NOTICE OF INTERNET AVAILABILITY)

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders are entitled to vote, on an advisory basis, to indicate their preference regarding how frequently we should solicit a non-binding, advisory vote on the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, which vote is commonly known as a “say-on-pay” vote. By voting on this Proposal 3, stockholders may indicate whether they would prefer a say-on-pay vote every one, two or three years. It is expected that the first say-on-pay vote will occur at our annual meeting to be held in 2027. The vote on the frequency of the say-on-pay vote, commonly known as the “say-on-frequency” vote, just as with the say-on-pay vote itself, is advisory only, and it also is not binding on the Company or on our Board. Although the say-on-frequency vote is non-binding, the Compensation Committee and the Board will carefully consider the outcome of the vote when determining the frequency of future stockholder advisory votes to approve the compensation of our named executive officers.

After careful consideration, the Board has determined that a say-on-pay vote that occurs every three years is the most appropriate alternative for the Company at this time. Therefore, the Board recommends that you vote for a “Three Years” frequency for the say-on-pay vote.

Although the Board recommends a say-on-pay vote be held every three years, you may vote one of four choices for this Proposal 3 on the proxy card: “One Year”, “Two Years”, “Three Years”, or “Abstain.” If the frequency recommended by the Board is approved or receives the highest number of affirmative votes from the holders of shares present virtually or represented by proxy at the Annual Meeting and voting on the matter, that frequency will be deemed adopted by the Board.

Our Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF “THREE YEARS”.

(PROPOSAL 3 ON YOUR NOTICE OF INTERNET AVAILABILITY)

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of the date of this Proxy Statement.

Name	Age	Position
Eric Lefkofsky	56	Chief Executive Officer, Founder and Director
Ryan Fukushima	40	Chief Executive Officer, Data
Tom Schoenherr	52	Chief Executive Officer, Diagnostics
Andrew Polovin	52	Executive Vice President, Chief Legal Officer and Secretary
James Rogers	40	Chief Financial Officer

Eric Lefkofsky. Biographical information for Mr. Lefkofsky is included above with the director biographies under the caption “Proposal 1: Election of Directors—Nominees for Election to the Board of Directors.”

Ryan Fukushima has served as our Chief Executive Officer, Data since February 2026. Mr. Fukushima previously served as our Chief Operating Officer from September 2015 to February 2026. Prior to joining us, Mr. Fukushima was an Entrepreneur-in-Residence and Vice President at Lightbank LLC, a private investment firm specializing in information technology companies, from February 2014 to September 2015. Mr. Fukushima served as the chief executive officer of Pathos AI, Inc. from July 2021 to May 2025 and currently serves as an advisor and a member of the board of directors of Pathos AI, Inc. Mr. Fukushima holds a B.S. from California Polytechnic University and an M.B.A. from the Ross School of Business at the University of Michigan.

Tom Schoenherr has served as our Chief Executive Officer, Diagnostics since February 2026. Mr. Schoenherr has also served as Chief Executive Officer of Ambry Genetics Corporation since May 2021, and has continued in that role following our acquisition of Ambry in February 2025. He previously served as Ambry’s Chief Commercial Officer from November 2017 to May 2021. Mr. Schoenherr has over 20 years of executive leadership experience in the molecular diagnostics space, including serving as Chief Commercial Officer at Omada Health, a virtual care solution for chronic disease management, from August 2016 to August 2017, where he continues to serve as an advisor. Mr. Schoenherr holds a Bachelor of Science degree from Michigan State University and completed the Executive Business Development Program at the University of Notre Dame.

Andrew Polovin has served as our Chief Legal Officer since February 2026. Mr. Polovin previously served as our General Counsel from June 2020 to February 2026 and has served as our Executive Vice President and Secretary since April 2024. From August 2016 to June 2020, Mr. Polovin was the General Counsel and Secretary of Uptake Technologies, Inc., a company specializing in Artificial Intelligence software for industrial machinery. Before transitioning to help lead growth stage technology companies, Mr. Polovin was a partner at the law firm of Bartlit Beck, one of the nation’s leading trial boutiques, served as an Assistant United States Attorney in the Northern District of Illinois, and clerked for the Chief Judge of the United States Court of Appeals. Mr. Polovin holds a B.A. from Colgate University and a J.D. from Northwestern University School of Law.

James Rogers has served as our Chief Financial Officer since April 2021. Prior to this, Mr. Rogers served as our Vice President of Finance from April 2020 to April 2021 and as our Senior Director of Finance from August 2017 to April 2020. Prior to joining us, Mr. Rogers held various finance positions at Groupon, Inc. from April 2011 to August 2017, including most recently leading FP&A for the North America business from February 2017 to August 2017 and serving as the financial controller of Asia Pacific operations from January 2015 to January 2017. Mr. Rogers holds a B.B.A. from the University of Notre Dame and an M.S. from Northern Illinois University.

Each executive officer serves at the discretion of our Board and holds office until the executive officer’s successor is duly elected and qualified or until the executive officer’s earlier resignation or removal.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) discusses our executive compensation philosophy, objectives and programs, the compensation decisions made under those programs, and the factors considered by the Compensation Committee of our Board (the “Committee”) in making those decisions. The CD&A focuses on the compensation of our named executive officers for 2025:

•	Eric Lefkofsky, our Chief Executive Officer, Founder and Chairman

•	James Rogers, our Chief Financial Officer

•	Ryan Fukushima, our Chief Executive Officer, Data(1)

•	Andrew Polovin, our Executive Vice President, Chief Legal Officer and Secretary(2)

•	Erik Phelps, our Executive Vice President, Chief Administrative Officer and Assistant Secretary(2)

(1)	Effective February 20, 2026, Mr. Fukushima was promoted to Chief Executive Officer, Data. He previously served as our Chief Operating Officer from September 2015.
(2)	Effective February 20, 2026, Mr. Polovin became our Chief Legal Officer (he previously served as our General Counsel from June 2020). Mr. Phelps continues to serve as our Chief Administrative Officer.

Overview of the Compensation Program

The Committee is responsible for establishing, implementing and continually monitoring adherence with our compensation philosophy and executive compensation programs. The Committee strives to ensure that the total compensation paid to our executives is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to our executives, including the named executive officers, are similar to those provided to executives at comparable companies in similarly situated positions.

Compensation Philosophy and Objectives

Our executive compensation program is designed to attract and retain highly qualified executives who are critical to our success, motivate them to achieve our annual, long-term and strategic goals, and align their interests with those of our stockholders. To support these objectives, we provide competitive compensation opportunities that help us attract and retain high-caliber leaders with the skills and experiences necessary to advance our mission; tie incentives to performance against challenging, pre-determined goals; discourage undue risk-taking; and promote alignment with stockholders through meaningful equity ownership.

Say-on-Pay Advisory Vote

Until December 31, 2025, we qualified as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 and therefore were not required to hold a non-binding, advisory vote on the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, which vote is commonly referred to as a “say-on-pay” vote, or on the frequency of say-on-pay votes, which vote is commonly referred to as a “say-on-frequency” vote. Because we have not previously held such votes, the Committee has not yet had the opportunity to consider the results of such votes when making compensation decisions for our named executive officers.

We are holding our first say-on-frequency vote at this year’s Annual Meeting. As discussed in Proposal 3, our Board is recommending that we hold future say-on-pay votes every three years. We expect to hold our first say-on-pay vote at our annual meeting of stockholders to be held in 2027.

We value the opinions of our stockholders, and our Board and the Committee intend to consider the results of future say-on-pay votes, along with stockholder feedback received throughout the year, when making compensation decisions for our named executive officers.

Setting Executive Compensation

Role of the Committee and Executive Officers in Compensation Decisions

The Committee is responsible for reviewing and recommending our Chief Executive Officer’s compensation to the Board and for reviewing and approving the compensation of our other executive officers. In fulfilling these responsibilities, and driven by the foregoing objectives, the Committee has structured our executive compensation programs to motivate our executives to achieve the corporate performance goals set by us and to reward the executives for achieving these goals. In evaluating executive compensation, the Committee considers a variety of factors, including market demands and compensation data, internal equity and external surveys, which provide insight into and guidance on the pay practices of similar companies. While survey data provides us with a helpful guideline, we do not make compensation decisions based on any single factor.

Each year, our Chief Executive Officer reviews the performance of the other executive officers and presents evaluations and compensation-related recommendations, including with respect to salary adjustments, annual incentive opportunities, and actual incentive payouts, to the Committee. The Committee may accept, modify, or reject these recommendations in its discretion. The Committee (or the Board, in the case of our Chief Executive Officer) has final authority over all compensation decisions for our named executive officers.

Role of the Independent Compensation Consultant

The Committee has authority to engage its own advisors to assist in carrying out its responsibilities. In April 2025, the Committee engaged Compensia, Inc. (“Compensia”) as its independent compensation consultant to advise on our executive compensation program. Compensia reports directly to the Committee. During fiscal year 2025, Compensia advised the Committee on a variety of compensation-related issues, including: (1) evaluating the current executive compensation program design and assisting in structuring an executive compensation program that meets the objectives described above; (2) identifying the appropriate mix of compensation components, including base salary, short-term incentives and long-term incentives to ensure proper incentive alignment; (3) reviewing the compensation practices of industry peers in order to evaluate market trends and compare our executive compensation program and compensation for other senior employees with our competitors; and (4) assisting with developing a peer group of companies for formal compensation benchmarking purposes. Through review and consultation with Compensia, the Committee assessed the independence of Compensia in light of, among other factors, the independence factors established by Nasdaq. As a result of this assessment, the Committee has determined that Compensia’s work raised no conflict of interest currently or during the 2025 fiscal year.

Peer Group Development Process and How We Used the Data

The Committee reviews and approves the composition of a peer group each year to serve as a reference point in making certain executive compensation decisions. The Committee does not target specific compensation levels for our named executive officers. Instead, the Committee uses peer group benchmarking data as one of several inputs to help design programs that attract and retain executive talent and drive the Company’s performance.

In August 2025, with assistance from Compensia, the Committee approved the peer group below using industry, revenue and market capitalization as the primary selection criteria, along with refinement factors such as direct competition for executive talent and companies with an AI focus or high revenue growth. The Committee focused primarily on companies in the life sciences, healthcare technology, biotechnology, and software industries, generally with revenues between 0.5x and 2.5x ours and market capitalizations between 0.25x and 4.0x ours. At the time the Committee approved the peer group, our revenue was at the 59th percentile of the peer group and our market capitalization was at the 63rd percentile of the peer group. This peer group informed certain 2025 executive compensation decisions made in and after August 2025.

2025 Peer Group

10x Genomics (TXG)	GRAIL (GRAL)

C3.ai (AI)	Guardant Health (GH)

Caris Life Sciences (CAI)	Illumina (ILMN)

Doximity (DOCS)	IQVIA Holdings (IQV)

Exact Sciences (EXAS)	Natera (NTRA)

GeneDx Holdings (WGS)	Recursion Pharmaceuticals (RXRX)

Veeva Systems (VEEV)

Executive Compensation Components

The primary components of our executive compensation program are base salary, annual bonus awards, and long-term equity incentives. Together with the broad-based benefits available to all employees, these elements form a total compensation package designed to remain competitive with companies against which we compete for both business and executive talent.

Base Salary

We provide base salaries to our named executive officers to compensate them for the services they perform for the Company. Base salaries are intended to reflect each executive’s responsibilities, experience, performance and other factors the Committee or the Board considers relevant, and are set at levels intended to attract and retain key talent. Base salaries also provide stable, non-performance-based income to our executives throughout the fiscal year. Initial base salaries are generally established in each executive’s employment agreement.

When setting annual base salaries for our executives, the Committee (or the Board, for our Chief Executive Officer) considers the scope of an executive’s responsibilities, internal pay equity, individual performance, and competitive market data. These factors are reviewed collectively, without assigning specific weights, and adjustments are made at the Committee’s or the Board’s discretion.

The base salaries for our named executive officers for fiscal year 2025 are shown in the table below. After not receiving a base salary in fiscal year 2024, Mr. Lefkofsky became entitled to an annual base salary of $800,000 for fiscal year 2025 under his employment agreement. In January 2025, the Committee reviewed the other named executive officers’ base salaries and determined that they remained appropriate. Accordingly, except for a mid-year adjustment made to Mr. Fukushima’s base salary in connection with his return to full-time status with the Company, the Committee made no changes to the other named executive officers’ base salaries for fiscal year 2025.

Name	2025 Base Salary Rate
Eric Lefkofsky	$800,000
James Rogers	$500,000
Ryan Fukushima(1)	$500,000
Andrew Polovin	$610,000
Erik Phelps	$610,000

(1)

In August 2025, Mr. Fukushima’s base salary rate for fiscal year 2025 was increased from $375,000, the original rate specified in his employment agreement, to $500,000, in connection with his return to full-time status with the Company. He had previously devoted approximately half of his professional time to Pathos AI, Inc. See the section titled “Certain Relationships and Related Person Transactions—Agreements with Pathos” for more information.

Annual Bonus Awards

Beginning in 2025, our executives are generally eligible for annual bonus awards based on Company performance, with payout amounts determined by the Committee’s assessment of performance for the applicable year. These awards are intended to align the organization around achieving the annual performance goals set early each year and approved by the Committee.

The 2025 target bonuses for our named executive officers are shown in the table below. Mr. Lefkofsky’s 2025 target bonus of $800,000 is specified in his employment agreement and was reaffirmed by the Board as appropriate for fiscal year 2025. The Committee established the 2025 target bonus amounts for our other named executive officers in January 2025 after considering the same factors used in setting base salaries, as well as the importance of motivating achievement of short-term financial goals through meaningful annual incentive opportunities.

Name	2025 Target Bonus (As % of Base Salary)	2025 Target Bonus Amount ($)
Eric Lefkofsky	100%	$800,000
James Rogers	50%	$250,000
Ryan Fukushima	100%	$500,000
Andrew Polovin	50%	$305,000
Erik Phelps	50%	$305,000

In January 2025, the Committee approved the two performance goals below for our named executive officers’ 2025 bonus awards. The Committee also reserved the discretion to adjust 2025 bonus payouts upward or downward based on its assessment of individual or corporate performance during fiscal year 2025 and to pay any bonus amounts either in the form of cash or fully vested restricted stock units (“RSUs”).

•

Revenue of $900 million (excluding Ambry) in 2025, representing 30% year-over-year growth (weighted 50%). Revenue is a key financial metric that the Company uses to communicate our business performance to our investors.

•

Positive Adjusted EBITDA (including Ambry) in 2025 (weighted 50%). Adjusted EBITDA is a critical financial measure of annual profitability that aligns our management’s interests with those of our stockholders. See Appendix A for a discussion and reconciliation of this non-GAAP measure.

In February 2026, the Committee certified that the Company achieved revenue (excluding Ambry) of $909 million in 2025, resulting in 100% achievement of the revenue goal, and Adjusted EBITDA (including Ambry) of ($7.4 million) in 2025, representing a $97.3 million improvement year-over-year but resulting in no achievement of the Adjusted EBITDA goal. In recognition of the management team’s success in delivering positive financial outcomes for our stockholders, including a 72% total stockholder return (“TSR”) in 2025, and noting that the Adjusted EBITDA goal would have been achieved absent expenses associated with unplanned acquisitions, the Committee exercised its discretion to set the aggregate payout percentage for each named executive officer’s 2025 bonus award at 90% of target, with all payouts delivered in fully vested RSUs. The resulting 2025 bonus award amounts are shown in the table below.

Name	2025 Bonus Amount	Number of RSUs(1)
Eric Lefkofsky	$720,000	13,430
James Rogers	$225,000	4,196
Ryan Fukushima	$450,000	8,393
Andrew Polovin	$274,500	5,120
Erik Phelps	$274,500	5,120

(1)	The number of RSUs was determined by dividing the 2025 bonus award amount by $53.61, the closing price of the Company’s common stock on February 11, 2026, rounded down to the nearest whole share.

Long-Term Equity Incentives

We utilize long-term equity incentives to align executive compensation and performance, promote long-term stockholder value creation, and reward and retain key executives. Consistent with this approach, the majority of our named executive officers’ annual compensation is generally provided in the form of long-term equity incentives that emphasize these objectives.

For 2025, the Committee determined to grant our named executive officers’ long-term equity incentives entirely in the form of performance-based RSUs (“PSUs”) to further align their interests with those of our stockholders. The 2025 PSUs are tied to the Company’s compound revenue growth and relative TSR over a three-year performance period from January 1, 2025 through December 31, 2027. The Committee selected compound revenue growth because it continues to be a primary driver of stockholder value creation, and it chose relative TSR because it provides an objective measure of the Company’s performance against comparable investment alternatives available to our investors.

Achievement of these two independent, equally weighted performance metrics is measured over three discrete 12-, 24-, and 36-month periods. One-third of the target PSUs may be earned with respect to each performance period. The performance target for each metric, set forth below, is the same across all three measurement periods and will remain fixed for the entire performance period. If the performance target for a metric is not achieved for either the 12- or 24-month measurement period but is achieved for the 36-month measurement period, then 100% of the target PSUs associated with that metric will be earned for the entire performance period. Earned PSUs are capped at 100% of target.

•	Compound revenue growth of at least 30% (weighted 50%). Compound revenue growth refers to the compound growth rate of our revenue during each measurement period.

•

TSR of at least 300 basis points higher than the return of the Nasdaq Composite Index (weighted 50%). TSR is calculated using the 30-day average closing price of our common stock on the applicable beginning and end dates of each measurement period.

Following each measurement period, the Committee will certify performance results. Any PSUs that are earned based on performance for a given measurement period will vest on August 15 of the year in which they are certified, subject to each executive’s continued service with us through such vesting date.

The table below shows the target number of PSUs granted to each named executive officer. The Committee (and the Board, for our Chief Executive Officer) determined award sizes after considering each named executive officer’s significant responsibility for advancing the Company’s strategy and calibrated the awards to provide a meaningful long-term incentive to deliver strong financial results and sustained stockholder value creation.

Name	Target 2025 PSUs
Eric Lefkofsky	750,000
James Rogers	99,900
Ryan Fukushima	199,800
Andrew Polovin	99,900
Erik Phelps	60,000

In February 2026, the Committee certified that, for the 12-month measurement period, the Company achieved 82% compound revenue growth and 48% TSR, approximately 29% higher than the return of the Nasdaq Composite Index. Accordingly, each named executive officer earned, based on performance, 100% of the first tranche of their 2025 PSUs (one-third of the target PSUs), as shown in the table below, which will vest on August 15, 2026, subject to each executive’s continued service with us through such vesting date.

Name	Earned 2025 PSUs (First Performance Period)
Eric Lefkofsky	250,000
James Rogers	33,300
Ryan Fukushima	66,600
Andrew Polovin	33,300
Erik Phelps	20,000

Other Benefits

Employee Benefit and Retirement Programs

We maintain a tax-qualified retirement plan that provides eligible U.S. employees, including our named executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees may make voluntary contributions from their eligible pay, up to certain applicable annual limits set by the Internal Revenue Code of 1986, as amended (the “Code”). We may make matching and discretionary contributions to the 401(k) plan but did not make any such contributions in 2025. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.

In addition, all of our named executive officers are eligible to participate in our employee benefit plans, including medical, dental, vision, disability, and life insurance plans, in each case on the same basis as all of our other full-time employees.

We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

Perquisites

We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances where there is a compelling business rationale, such as when doing so supports the performance of an executive’s specific duties or enhances their efficiency and effectiveness. During 2025, we provided limited perquisite benefits to Messrs. Fukushima and Phelps, including reimbursement of certain housing and relocation expenses for business reasons, as well as parking fees.

Employment Agreements and Severance Benefits

We generally provide our named executive officers with certain severance protections in their employment agreements to attract and retain an appropriate caliber of talent for such positions. Our employment agreements with named executive officers and the severance provisions set forth therein are summarized below under “Employment Arrangements with Named Executive Officers” and “Potential Payments Upon Termination or Change in Control,” respectively. We intend to periodically review the level of the benefits in these agreements.

Governance and Other Considerations

Prohibition on Hedging and Pledging

Our Insider Trading Policy prohibits directors, officers and other employees from engaging in derivatives securities or hedging transactions, including prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset any decrease in the market value of our securities and the risks associated with holding our common stock. Our Insider Trading Policy also prohibits trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options and other compensatory equity awards issued by us), as well as holding our common stock in margin accounts and pledging securities as collateral for a loan.

Incentive Compensation Recoupment Policy

The Committee has adopted an Incentive Compensation Recoupment Policy for recoupment of incentive compensation in accordance with SEC requirements and Nasdaq listing standards. The Clawback Policy provides for the repayment of any incentive compensation paid to our current or former executive officers (“Covered Officers”), where the payments were granted, earned or vested in whole or in part on the attainment of a financial reporting measure and the Company is being required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws. The policy applies to incentive compensation received by a Covered Officer on or after June 14, 2024.

Tax and Accounting Implications

Accounting for Stock-Based Compensation. Under ASC Topic 718, we are required to measure the compensation expense for all stock-based awards made to employees and directors, including stock options, RSUs, and restricted stock, based on the grant date fair value of these awards. We record stock-based compensation expense on an ongoing basis according to ASC Topic 718. The accounting impact of our compensation programs is one of many factors that the Committee considers in determining the structure and size of our executive compensation programs.

Deductibility of Executive Compensation. Under Section 162(m) of the Code (“Section 162(m)”), compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally non-deductible. Although the Committee considers tax implications as one factor in determining executive compensation, it also looks at other factors in making its decisions and retains the flexibility to provide compensation for our named executive officers in a manner consistent with the goals of our executive compensation program and the best interests of our company and stockholders, which may include providing for compensation that is not deductible by us due to the deduction limit under Section 162(m).

Analysis of Risks Presented by Our Compensation Policies and Programs

The Compensation Committee has reviewed our compensation policies and practices, in consultation with Compensia, to assess whether they encourage employees to take excessive or inappropriate risks. After reviewing and assessing our compensation philosophy, policies and practices, including the mix of fixed and variable, short-term and long-term incentives and overall pay, incentive plan structures, and the checks and balances built into, and oversight of, each plan and practice, the Compensation Committee has determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to create risks that have a material adverse effect on the Company. The Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks; rather, it believes the mix of short-term compensation (in the form of base salary and annual performance bonuses, if any, which is based on a variety of performance factors and includes a cap on payout) and long-term compensation (in the form of RSU and PSU awards) in our executive compensation program prevents undue focus on short-term results and helps align the interests of our executive officers with the interests of our stockholders. The Compensation Committee conducts an annual review of our compensation programs to ensure they do not encourage excessive or inappropriate risk-taking.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained in this Proxy Statement. Based on such review and discussion, our Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the Company’s definitive proxy statement for its 2026 Annual Meeting of Stockholders.

Respectfully submitted,

THE COMPENSATION COMMITTEE

Peter J. Barris (Chair)

David Epstein

Nadja West

The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of Tempus under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Summary Compensation Table

The following table presents all of the compensation awarded to or earned by or paid to our named executive officers for fiscal years 2025, 2024 and 2023, as applicable:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Eric Lefkofsky Chief Executive Officer, Founder and Chairman	2025	783,333	—	39,992,500	720,000	—	41,495,833
	2024	—	800,000	27,750,000	—	5,040	28,555,040
	2023	—	—	—	—	2,100	2,100

James Rogers Chief Financial Officer	2025	500,000	—	5,631,161	225,000	—	6,356,161
	2024	500,000	50,000	2,133,600	—	—	2,683,600
	2023	491,667	50,000	2,762,550	—	2,100	3,306,317

Ryan Fukushima Chief Executive Officer, Data	2025	422,743	55,728	10,654,002	450,000	19,836	11,602,309
	2024	375,000	250,000	3,928,000	—	74,304	4,627,304

Andrew Polovin(4) Executive Vice President, Chief Legal Officer and Secretary	2025	610,000	—	5,698,087	274,500	—	6,582,588
	2024	591,667	—	2,133,600	—	2,520	2,727,787

Erik Phelps(5) Executive Vice President, Chief Administrative and Legal Officer and Assistant Secretary	2025	610,000	48,126	3,570,486	274,500	50,645	4,553,757

(1)

Amounts reported represent the aggregate grant date fair value of stock awards granted to our executive officers in each respective fiscal year (other than the RSUs granted in fiscal year 2026 in settlement of the bonus awards granted under our 2025 annual performance-based bonus plan, which are included in the “Non-Equity Incentive Plan Compensation” column for fiscal year 2025) as determined in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock awards reported in this column are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. This amount does not reflect the actual economic value that may be realized by the executive officer.

(2)

Amounts reported represent the portion of the annual bonus awards earned in the indicated year under our annual performance-based bonus plan based on the achievement of pre-established corporate goals. The 2025 bonus awards were paid in the form of fully vested RSUs.

(3)

The amounts reported in this column for fiscal year 2025 represent: (i) housing stipends for each of Messrs. Fukushima ($18,576) and Phelps ($48,125); and (ii) parking fees for each of Messrs. Fukushima and Phelps.

(4)	Mr. Polovin was not a named executive officer for fiscal year 2023.
(5)	Mr. Phelps was not a named executive officer for fiscal years 2023 or 2024.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards with respect to each of our named executive officers for the 2025 fiscal year:

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Eric Lefkofsky	—	—	800,000	—	—	—	—	—	—
	8/7/2025	—	—	—	—	750,000	—	—	39,992,500
James Rogers	—	—	250,000	—	—	—	—	—	—
	2/24/2025	—	—	—	—	—	—	4,372	304,160
	8/7/2025	—	—	—	—	99,900	—	—	5,327,001
Ryan Fukushima	—	—	500,000	—	—	—	—	—	—
	8/7/2025	—	—	—	—	199,800	—	—	10,654,002
Andrew Polovin	—	—	305,000	—	—	—	—	—	—
	2/24/2025	—	—	—	—	—	—	5,334	371,086
	8/7/2025	—	—	—	—	99,900	—	—	5,327,001
Erik Phelps	—	—	305,000	—	—	—	—	—	—
	2/24/2025	—	—	—	—	—	—	5,334	371,086
	8/7/2025	—	—	—	—	60,000	—	—	3,199,400

(1)

The amounts set forth in these columns represent the target non-equity incentive plan bonus amounts for each named executive officer, and do not represent either additional or actual compensation earned by our named executive officers for the year ended December 31, 2025. There are no threshold or maximum amounts for the non-equity incentive plan bonus amounts because our Compensation Committee exercises discretion to determine the actual payouts and, therefore, there is no minimum amount payable for a certain level of performance. The 2025 bonus awards were paid in the form of fully vested RSUs. For more information about, see “Compensation Discussion and Analysis—Executive Compensation Components—Annual Bonus Awards” above.

(2)

The PSUs were granted pursuant to our 2024 Equity Incentive Plan. The actual number of PSUs that may be earned will be determined based on the level of achievement attained with respect to the Company’s compound revenue growth and relative TSR, in each case as measured over three discrete 12-, 24-, and 36-month performance periods beginning on January 1, 2025. Following each measurement period, the earned PSUs, if any, for that measurement period will vest on August 15 of the year in which they are certified, subject to the named executive officer’s continuous service with us through such vesting date. See “Compensation Discussion and Analysis—Executive Compensation Components—Long-Term Equity Incentives.”

(3)	The amounts set forth in this column represent the amount of RSUs issued as discretionary bonuses for each named executive officer for fiscal year 2024.
(4)

The dollar amounts in this column represent the aggregate grant date fair value of all RSUs and PSUs granted to our named executive officers in 2025. These amounts have been calculated in accordance with ASC 718. The assumptions we used in valuing these awards are described in Notes 2(r) and 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 24, 2026 and do not necessarily correspond to the actual economic value recognized or that may be recognized by our named executive officers.

Outstanding Equity Awards as of December 31, 2025

The following table sets forth certain information about outstanding equity awards granted to our named executive officers that remain outstanding as of December 31, 2025:

			Stock Awards(1)
Name	Grant Date		Vesting Commencement Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(3)
Eric Lefkofsky	6/13/2024	(4)	9/13/2024	525,000	31,001,250
	8/7/2025	(5)	—			500,000	29,525,000
	8/7/2025	(6)	—	250,000	14,762,500
James Rogers	4/21/2021	(7)	3/9/2021	5,000	295,250
	4/27/2022	(7)	2/15/2022	18,750	1,107,188
	4/18/2023	(7)	3/15/2023	6,750	398,588
	7/18/2023	(8)	3/31/2023	30,000	1,771,500
	5/2/2024	(9)	3/15/2024	8,333	492,064
	11/1/2024	(9)	1/15/2025	30,000	1,771,500
	8/7/2025	(5)	—			66,600	3,932,730
	8/7/2025	(6)		33,300	1,966,365
Ryan Fukushima	1/3/2022	(7)	1/3/2022	18,750	1,107,188
	4/18/2023	(7)	3/15/2023	11,250	664,313
	7/18/2023	(8)	3/31/2023	50,000	2,952,500
	8/1/2024	(7)	6/15/2024	70,000	4,133,500
	8/7/2025	(5)	—			133,200	7,865,460
	8/7/2025	(6)		66,600	3,932,730
Andrew Polovin	4/27/2022	(7)	2/15/2022	18,375	1,085,044
	4/18/2023	(7)	3/15/2023	11,250	664,313
	7/18/2023	(8)	3/31/2024	25,000	1,476,250
	5/2/2024	(9)	3/15/2025	8,333	492,064
	11/1/2024	(9)	1/15/2025	30,000	1,771,500
	8/7/2025	(5)	—			66,600	3,932,730
	8/7/2025	(6)		33,300	1,966,365
Erik Phelps	4/18/2023	(7)	3/15/2023	6,750	398,588
	7/18/2023	(8)	7/15/2023	20,000	1,181,000
	5/2/2024	(9)	3/15/2025	8,333	492,064
	11/1/2024	(9)	1/15/2025	20,000	1,181,000
	8/7/2025	(5)	—			40,000	2,362,000
	8/7/2025	(6)		20,000	1,181,000

(1)	All stock awards listed in this table represent RSUs or PSUs granted pursuant to our 2015 Plan or the 2024 Plan.
(2)

This column represents the fair market value of $59.05 per share, which was the closing price of our Class A common stock on December 31, 2025, multiplied by the amount shown in the column “Stock Awards—Number of Shares or Units of Stock that Have Not Vested”

(3)

The total amounts and values in these columns represent the total number of unvested PSUs at target multiplied by the fair market value of $59.05 per share, which was the closing price of our Class A common stock on December 31, 2025. The actual number of PSUs that may be earned will be determined based on the level of achievement attained with respect to the Company’s compound revenue growth and relative TSR, in each case as measured over the remaining two discrete 24-, and 36-month performance periods beginning on January 1, 2025.

(4)	This RSU award vests in 20 equal quarterly installments starting on the vesting commencement date, provided that the recipient remains in continuous service with us through each vesting date.
(5)

The PSUs were granted pursuant to our 2024 Equity Incentive Plan. The actual number of PSUs that may be earned will be determined based on the level of achievement attained with respect to the Company’s compound revenue growth and relative TSR, in each case as measured over three discrete 12-, 24-, and 36-month performance periods beginning on January 1, 2025. Following each measurement period, the earned PSUs, if any, for that measurement period will vest on August 15 of the year in which they are certified, subject to the named executive officer’s continuous service with us through such vesting date. See “Compensation Discussion and Analysis—Executive Compensation Components—Long-Term Equity Incentives.

(6)

This represents the number of PSUs that were earned based on performance during the 12-month performance period beginning on January 1, 2025 and ending on December 31, 2025, which will vest on August 15, 2026, provided that the recipient remains in continuous service with us through the vesting date.

(7)

One-fifth of this RSU award vests on the one-year anniversary of the vesting commencement date and 1/16 of the remaining RSUs vest quarterly thereafter, provided that the recipient remains in continuous service with us through each vesting date.

(8)

One-eighth of this RSU award vests quarterly starting on the second anniversary of the vesting commencement date, provided that the recipient remains in continuous service with us through each vesting date.

(9)

One-fourth of these RSUs vest on the one-year anniversary of the vesting commencement date and 1/12 of the remaining RSUs vest quarterly thereafter, provided that the recipient remains in continuous service with us through each vesting date.

See “—Employment Arrangements with Named Executive Officers” for a description of vesting acceleration applicable to stock awards held by our named executive officers.

Stock Awards Vested in 2025

The following table shows certain information regarding stock vested during the year ended December 31, 2025. We currently do not grant stock options, and, therefore, no stock options were exercised by our named executive officers in 2025.

	Stock Awards(1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Eric Lefkofsky	454,125	32,957,595
James Rogers	75,289	4,544,479
Ryan Fukushima	109,594	6,971,664
Andrew Polovin	59,919	3,898,507
Erik Phelps	41,782	2,641,105

(1)

The value realized upon the vesting and settlement of RSU awards is based on the closing market price of the shares of our Class A common stock on the date of settlement, and does not represent actual amounts received by our named executive officers as a result of the vesting of restricted stock unit awards.

Employment Arrangements with Named Executive Officers

We have entered into employment agreements with each of our named executive officers setting forth the terms and conditions of such executive’s employment with us. The employment agreements generally provide for at-will employment and set forth the executive officer’s initial base salary. Each of our named executive officers has also executed our standard form of proprietary information and inventions assignment agreement. Pursuant to the terms of their respective employment agreements, each named executive officer is also entitled to receive payments and benefits in connection with certain terminations of employment, as described below under “—Potential Payments Upon Termination or Change in Control.”

Eric Lefkofsky

We entered into an employment agreement with Mr. Lefkofsky, our Chief Executive Officer, in February 2024, which became effective on the IPO Date. Mr. Lefkofsky’s employment agreement provides for an initial annual base salary of $800,000 beginning on January 1, 2025, and eligibility to receive a target annual performance-based cash bonus of $800,000, in each case, subject to review and adjustment by the company in its sole discretion. In addition, pursuant to his employment agreement, we granted Mr. Lefkofsky 750,000 RSUs under the 2024 Plan on the IPO Date, which vest in substantially equal quarterly installments over a five-year period, subject to Mr. Lefkofsky’s continuous service to us through each vesting date, as described above in “—Outstanding Equity Awards as of December 31, 2025.”

James Rogers

We entered into an employment agreement with Mr. Rogers, our Chief Financial Officer, in January 2023. Mr. Rogers’s employment agreement provides for an initial annual base salary of $500,000, which is subject to review and adjustment by the Company in its sole discretion.

Ryan Fukushima

We entered into an employment agreement with Mr. Fukushima, our Chief Executive Officer, Data, in January 2023. Mr. Fukushima’s employment agreement provides for an initial annual base salary of $375,000, which is subject to review and adjustment by the Company in its sole discretion.

Andrew Polovin

We entered into an employment agreement with Mr. Polovin, our Executive Vice President, Chief Legal Officer and Secretary, in January 2023. Mr. Polovin’s employment agreement provides for an initial annual base salary of $500,000, which is subject to review and adjustment by the Company in its sole discretion.

Erik Phelps

We entered into an employment agreement with Mr. Phelps, our former Executive Vice President, Chief Administrative and Legal Officer and Assistant Secretary, in January 2023. Mr. Phelps’s employment agreement provides for an initial annual base salary of $610,000, which is subject to review and adjustment by the Company in its sole discretion.

Potential Payments Upon Termination or Change in Control

Our executive management team, including our named executive officers, is entitled to certain severance benefits payable in connection with a separation from service under their employment agreements.

If Mr. Lefkofsky resigns for Good Reason or we terminate Mr. Lefkofsky’s employment without Cause (each defined below), in either case within 2 months prior to or 12 months following the effective date of a Change in Control (as defined in the 2024 Plan), 100% of his then-unvested equity will immediately vest in full.

If any of Messrs. Rogers, Fukushima, Polovin or Phelps resigns for Good Reason or we terminate his employment without Cause at any time, then he will be eligible to receive the following severance benefits: (i) continued payment of his base salary for 12 months; (ii) payment of premiums for continued coverage under our group health plans for up to 12 months; and (iii) during the six-month period following such separation from service, his then-outstanding equity awards will continue to satisfy any applicable time-based vesting conditions, as though he remained employed by us. In addition, if any of Messrs. Rogers, Fukushima, Polovin or Phelps resigns for Good Reason or we terminate his employment without Cause, in either case within 2 months prior to or 12 months following the effective date of a Change in Control (as defined in our 2015 Plan), then he will be entitled to receive full vesting acceleration of his then-outstanding and unvested equity awards.

For the purposes of our named executive officers’ employment agreements, the following definitions apply:

•

“Cause” for termination shall mean that the Company has determined in its sole discretion that executive has engaged in any of the following: (i) a material breach of any covenant or condition under such employment agreement or any other agreement between the parties; (ii) any act constituting dishonesty, fraud, falsification of any documents or records, or immoral or disreputable conduct; (iii) any conduct which constitutes a felony or other criminal act involving corruption, misappropriation, or moral turpitude, or otherwise impairs your ability to perform your duties with the Company, under applicable law; (iv) material violation of any Company policy or any act of misconduct (including if Executive acts in a manner expected to have a material detrimental effect on the Company’s reputation or business); (v) refusal to follow or implement a clear and reasonable directive of Company; (vi) negligence or incompetence in the performance of Executive’s duties or failure to perform such duties in a manner satisfactory to the Company after the expiration of ten (10) days without cure after written notice of such failure; (vii) breach of fiduciary duty; or (viii) unauthorized use, misappropriation, destruction, or diversion of any tangible or intangible asset or corporate opportunity of the Company.

•

“Good Reason” shall mean the occurrence of any of the following events without executive’s consent: (i) a material reduction in executive’s base salary of at least 25%; (ii) a material breach of this agreement by the Company; (iii) a material reduction in the Executive’s duties, authority and responsibilities relative to the executive’s duties, authority, and responsibilities in effect immediately prior to such reduction (provided that a material reduction of duties, authority and responsibilities will not be deemed to have occurred if, in connection with a change in control, Executive is not reporting to the individual in the same role as Executive’s prior manager at the acquirer or any other top-tier holding company above the acquirer); or (iv) the relocation of executive’s principal place of employment, without executive’s consent, in a manner that lengthens executive’s one-way commute distance by fifty (50) or more miles from his then-current principal place of employment immediately prior to such relocation; provided, however, that, any such termination by executive shall only be deemed for Good Reason pursuant to this definition if: (1) Executive gives the Company written notice of his intent to terminate for Good Reason within thirty (30) days following the first occurrence of the condition(s) that executive believes constitute(s) Good Reason, which notice shall describe such condition(s); (2) the Company fails to remedy such condition(s) within thirty (30) days following receipt of the written notice (the “Cure Period”); and (3) Executive voluntarily terminates executive’s employment within thirty (30) days following the end of the Cure Period.

The following table sets forth quantitative estimates of the benefits that each of our named executive officers would be entitled to in connection with certain termination and change in control events. The table assumes that the qualifying termination or change in control event, as indicated, occurred on December 31, 2025.

Name	Benefit	Termination For Good Reason or without Cause and Not in Connection with a Change in Control ($)(1)	Termination For Good Reason or without Cause in Connection with a Change in Control ($)(2)
Eric Lefkofsky	Equity Award Vesting	—	75,288,750

	Benefit Total	—	75,288,750

James Rogers	Cash Severance Payment	500,000	500,000
	COBRA Payments	39,292	39,292
	Equity Award Vesting	2,462,857	11,735,184

	Benefit Total	3,002,149	12,274,476

Ryan Fukushima	Cash Severance Payment	500,000	500,000
	COBRA Payments	31,792	31,792
	Equity Award Vesting	2,657,250	20,655,690
	Benefit Total	3,189,042	21,187,482

Andrew Polovin	Cash Severance Payment	610,000	610,000
	COBRA Payments	32,718	32,718
	Equity Award Vesting	2,070,175	11,388,265
	Benefit Total	2,712,893	12,030,983

Erik Phelps	Cash Severance Payment	610,000	610,000
	COBRA Payments	39,292	39,292
	Equity Award Vesting	1,244,951	6,795,651
	Benefit Total	1,894,243	7,444,943

(1)

Amounts represent lump-sum severance payments, continued healthcare benefits and the value associated with the continued vesting of certain outstanding stock awards, based on a market value of $59.05 per share of Class A common stock as of December 31, 2025, that a named executive officer could receive upon a termination without Cause or for Good Reason as of December 31, 2025, not in connection with a change in control transaction.

(2)

Amounts represent lump-sum severance payments, continued healthcare benefits and the value associated with the acceleration of vesting of outstanding stock awards, based on a market value of $59.05 per share of Class A common stock as of December 31, 2025, that a named executive officer could receive upon a termination without Cause or for Good Reason in connection with a change in control occurring on December 31, 2025.

PAY VERSUS PERFORMANCE
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and named executive officer pay. For further information regarding our compensation philosophy and how we seek to align executive compensation with the Company’s performance, refer to “Executive Compensation—Compensation Discussion and Analysis.”
Pay Versus Performance Table
The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid for NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation
S-K.
Use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in the “Compensation Discussion and Analysis” section above.

PAY VERSUS PERFORMANCE
Year	Summary Compensation Table Total for PEO (1) ($)	Compensation Actually Paid to PEO (2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (1) ($)	Average Compensation Actually Paid to Non-PEO NEOs (2) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income (millions) (4) ($)	Revenue (millions) (5) ($)
					Total Shareholder Return (3) ($)	Peer Group Total Shareholder Return (3) ($)
2025	$41,495,833	$67,934,932	$7,273,704	$12,142,451	$147	$63	($245.0)	$1,271.8
2024	$28,555,040	$28,627,606	$3,677,546	$2,867,706	$84	$87	($705.8)	$693.4

(1)
Represents the amount of total compensation reported for Eric Lefkofsky (our Chief Executive Officer and Founder) and the average total compensation for our non-PEO
NEOs for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table.” The following individuals are our PEO and other non-PEO
NEOs for each fiscal year:

Year	PEO	Non-PEO NEOs
2025	Eric Lefkofsky	James Rogers, Ryan Fukushima, Andrew Polovin, and Erik Phelps
2024	Eric Lefkofsky	Ryan Fukushima and Andrew Polovin

(2)
Represents the amount of CAP to Mr. Lefkofsky and the average amount of CAP to our
Non-PEO
NEOs, respectively, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned, realized or received by our PEO and NEOs during the applicable year (as listed above). In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to the reported total compensation for each year to determine the CAP:

Year	NEOs	Summary Compensation Table (“SCT”) Total Compensation (a)	Deduct: Grant Date Fair Value of the “Stock Awards” and “Option Awards” Columns in the SCT for Applicable FY (b)	Add: Fair Value at Applicable FY End of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End (c)	Add: Change in Fair Value from the end of the Prior FY to the end of the Applicable FY of Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End (d)	Add: Vesting Date Fair Value of Awards Granted in Applicable FY that Vested During Applicable FY (e)	Add: Change in Fair Value from the end of the Prior FY to the Vesting Date of Awards Granted during Prior FY that Vested During Applicable FY (f)	Total Equity Award Adjustments (g) (g=c+d+e+f)	Compensation Actually Paid (CAP) (a - b + g)
2025	PEO	$41,495,833	$39,992,500	$40,822,500	$13,277,250	$0	$12,331,849	$66,431,599	$67,934,932
	Average Non-PEO NEOs	$7,273,704	$6,388,434	$6,254,007	$2,509,236	$261,583	$2,232,355	$11,257,181	$12,142,451

2024	PEO	$28,555,040	$27,750,000	$22,788,000	($1,234,748)	$3,389,250	$2,880,064	$27,822,566	$28,627,606
	Average Non-PEO NEOs	$3,677,546	$3,030,800	$2,532,000	($521,988)	$0	$210,949	$2,220,961	$2,867,706

*
The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. Equity award fair values are calculated in accordance with FASB ASC Topic 718.

(3)
Represents the cumulative total shareholder return (“TSR”) of our common stock and the cumulative TSR on the Nasdaq Biotech Index (the “Peer Group TSR”), which is the same peer group used for the Stock Return Performance Graph included in our Annual Report on Form
10-K,
through December 31, 2025. The table assumes $100 was invested at the market close on June 14, 2024, which was the first day our common stock began trading. Our TSR shown is based on historical results and is not intended to suggest future performance.

(4)	The dollar amounts reported represent the amount of net loss reflected in the Company’s audited financial statements for the applicable year.
(5)
We have identified Revenue as the most important financial performance measure used by us to link compensation actually paid to our PEO and
Non-PEO
NEOs for fiscal year 2025, to our performance, as this measure is used to determine executive compensation, including as a key metric that determined funding under our bonus plan for 2025.

Required Tabular Disclosure of Most Important Financial Performance Measures
The most important financial performance measures used by the company to link compensation actually paid to the company’s NEOs for the most recently completed fiscal year to the company’s performance are set forth below. For further information regarding these performance metrics and their function in our executive compensation programs, please see “Compensation Discussion and Analysis” beginning on page 28.

•	Revenue

•	Adjusted EBITDA (see Appendix A for a discussion and reconciliation of this non-GAAP measure)

•	Relative TSR

Required Disclosure of the Relationship Between CAP and Financial Performance Measures
As required by Item 402(v) of
Regulation S-K,
we are providing the following graphs to illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. In addition, the second graph below further illustrates the relationship between Company total shareholder return and that of the Nasdaq Biotechnology Index. As noted above, CAP for purposes of the tabular disclosure and the following graphs was calculated in accordance with SEC rules and does not reflect the amount of compensation earned by or actually paid to our NEOs during the applicable years.
CAP and Net Income (Loss)
The chart below shows the relationship between the (i) CAP to our PEO and the average CAP to our non-PEO
NEOs, and (ii) our net income (loss) over the periods presented in the
Pay-Versus-Performance
Table.

CAP and Cumulative TSR of the Company and Peer Group
The chart below shows the relationship between the (i) CAP to our PEO and the average CAP to our non-PEO
NEOs, and (ii) to the Company’s cumulative TSR over the two years presented in the table relative to the selected Peer Group (Nasdaq Biotechnology Index).

CAP and Revenue
The chart below shows the relationship between the (i) CAP to our PEO and the average CAP to our non-PEO
NEOs, and (ii) our annual revenue over the periods presented in the
Pay-Versus-Performance
Table.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
We currently do not grant stock options, stock appreciation rights, or similar instruments with option-like features and have no policies or practices to disclose pursuant to Item 402(x)(1) of Regulation
S-K.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth the aggregate information of our equity compensation plans in effect as of December 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted- average exercise price of outstanding options, warrants and rights ($)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)(4)
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	9,061,001	—	5,895,167
Equity Compensation plans not approved by stockholders	—	—	—
Total	9,061,001	—	5,895,167

(1)	Includes 2,231,925 RSUs outstanding under the 2015 Stock Plan and 6,784,076 RSUs outstanding under the 2024 Equity Incentive Plan.
(2)	The weighted average exercise price does not take into account outstanding RSUs, which have no exercise price.
(3)

Includes 2,895,167 shares of Class A common stock available for future issuance under the 2024 Equity Incentive Plan and 3,000,000 shares of Class A common stock available for future issuance under the 2024 Employee Stock Purchase Plan. We no longer make grants under the 2015 Stock Plan.

(4)

The 2024 Equity Incentive Plan contains an “evergreen” provision, pursuant to which an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2024 Equity Incentive Plan on January 1st of each year, commencing on January 1, 2025 and ending on (and including) January 1, 2034, in an amount equal to a number of shares of Class A common stock (the “Evergreen Increase”) such that the sum of (x) the remaining number of shares available under the 2024 Equity Incentive Plan and (y) the Evergreen Increase is equal to 5% of the total number of shares of Class A common stock and Class B common stock outstanding on December 31 of the preceding year; provided, however, that our Board may act prior to January 1st of a given year to provide that the Evergreen Increase for such year will be a lesser number of shares of Class A common stock. Our 2024 Employee Stock Purchase Plan also contains an “evergreen” provision, pursuant to which the number of shares of our Class A common stock reserved for issuance under such plan will automatically increase on January 1 of each calendar year, beginning on January 1, 2025 and continuing through and including January 1, 2034, by the lesser of (1) 2% of the aggregate number of shares of common stock (both Class A and Class B) outstanding on December 31 of the preceding calendar year, (2) 9,000,000 shares and (3) a number of shares determined by our Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our shares as of March 27, 2026 by:

•	each named executive officer;

•	each of our directors;

•	our directors and executive officers as a group; and

•	each other person or entity known by us to own beneficially more than 5% of our Class A common stock and Class B common stock (by number or by voting power).

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

The percentage ownership of Class A common stock and Class B common stock is based on 174,360,831 shares of Class A common stock and 5,043,789 shares of Class B common stock, respectively, outstanding as of March 27, 2026. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to RSUs held by the person that would vest within 60 days of March 27, 2026. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Tempus AI, Inc., 600 West Chicago Avenue, Suite 510 Chicago, Illinois 60654.

Name of Beneficial Owner(1)	Class A Common Stock		Class B Common Stock		Combined Voting Power (%)†
	Number	%	Number	%
5% Stockholders:
Eric Lefkofsky(1)	37,262,801	21.4	5,043,789	100.0	57.9
BK TL21 LLC(2)	12,848,971	7.4	—	—	3.9
Entities affiliated with Baillie Gifford & Co.(3)	9,692,441	5.6	—	—	3.0
ARK Investment Management LLC(4)	9,446,435	5.4	—	—	2.9
The Vanguard Group(5)	9,441,607	5.4	—	—	2.9
Other Directors and Named Executive Officers:
James Rogers(6)	26,906	*	—	—	*
Erik Phelps(7)	39,696	*	—	—	*
Ryan Fukushima(8)	859,698	*	—	—	*
Andrew Polovin(9)	28,980	*	—	—	*
Peter J. Barris(10)	106,726	*	—	—	*
Eric D. Belcher(11)	20,759	*	—	—	*
Jennifer A. Doudna, Ph.D.(12)	12,779	*	—	—	*
David R. Epstein(13)	11,016	*	—	—	*
Wayne A.I. Frederick, M.D.(14)	16,051	*	—	—	*
Scott Gottlieb, M.D.(15)	14,801	*	—	—	*
Theodore J. Leonsis(16)	73,482	*	—	—	*
Nadja West, M.D.(17)	23,283	*	—	—	*
All current directors and executive officers as a group (13 persons)(18)	38,477,297	22.1	5,043,789	100.0	58.3

*	Represents beneficial ownership of less than 1%.
†

Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to 30 votes per share, and holders of our Class A common stock are entitled to one vote per share. See the section titled “Description of Securities—Class A Common Stock and Class B Common Stock” for additional information about the voting rights of our Class A and Class B common stock.

(1)

Consists of (a) 1,464,626 shares of Class A common stock held by Mr. Lefkofsky, (b) 50,930 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days of March 27, 2026 held by Mr. Lefkofsky, (c) 206 shares of Class A common stock held by Black Media, LLC (“Black Media”), (d) 15,789,469 shares of Class A common stock held by Blue Media, LLC (“Blue Media”), (e) 8,875,033 shares of Class A common stock held by Gray Media, LLC (“Gray Media”), (f) 832,131 shares of Class A common stock held by Lefkofsky Family Foundation DTD 9/5/06 Eric Lefkofsky TTEE (the “Foundation”), (g) 250,000 shares of Class A common stock held by Vas.org Foundation, (h) 10,000,000 shares of Class A common stock held by Lefkofsky Family 2025 GRAT, (i) 406 shares of Class A common stock held by 346 Long LLC, (h) 178,485 shares of Class B common stock held by Black Media and (j) 4,865,304 shares of Class B common stock held by Blue Media. Mr. Lefkofsky is a member of, and controls a limited liability company that is a member of, 346 Long LLC, and is the sole manager of each of Black Media, Blue Media and Gray Media. Mr. Lefkofsky and his wife, Elizabeth Lefkofsky, serve as trustees of the Foundation. Mr. Lefkofsky serves as trustee of the Vas.org Foundation. Elizabeth Lefkofsky serves as the trustee of the Lefkofsky Family 2025 GRAT. Mr. Lefkofsky holds shared voting and dispositive power of the securities reported herein.

(2)

This information is based on the information reported on the Schedule 13G/A filed jointly by Mr. Bradley A. Keywell and BK TL21 LLC on May 15, 2025. Bradley A. Keywell is the sole member and manager of, and may be deemed to have voting, investment and dispositive control over the shares held by, BK TL21 LLC. The address for each of BK TL21 LLC and Mr. Keywell is 4603 Franklin Pike, Nashville, Tennessee 37220.

(3)

This information is based on the information reported on the Schedule 13G/A filed by Baillie Gifford & Co. on November 12, 2025 (the “Baillie Gifford 13G”). Securities reported therein as being beneficially owned by Baillie Gifford & Co. are held by Baillie Gifford & Co. and/or one or more of its investment adviser subsidiaries, which may include Baillie Gifford Overseas Limited, on behalf of investment advisory clients, which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds or other institutional clients. The address for Baillie Gifford & Co. is Calton Square, 1 Greenside Row, Edinburgh, Scotland, United Kingdom, EH1 3AN.

(4)

This information is based on the information reported on the Schedule 13G filed jointly by ARK Investment Management LLC and Catherine D. Wood on March 6, 2026. Catherine D. Wood is the Chief Executive Officer and Chief Investment Officer of, and may be deemed to have shared voting, investment and dispositive power with respect to the shares held by, ARK Investment Management LLC. The address for each of ARK Investment Management LLC and Ms. Wood is 200 Central Avenue, St. Petersburg, Florida 33701.

(5)

This information is based on the information reported on the Schedule 13G filed by The Vanguard Group on October 31, 2025. The Vanguard Group, Inc.’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities reported herein. The address for is The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355.

(6)

Consists of (a) 2,169 shares of Class A common stock held by Mr. Rogers and (b) 24,737 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days of March 27, 2026 held by Mr. Rogers.

(7)

Consists of (a) 25,910 shares of Class A common stock held by Mr. Phelps and (b) 13,786 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days of March 27, 2026 held by Mr. Phelps.

(8)

Consists of (a) 548,104 shares of Class A common stock held by Mr. Fukushima, (b) 148,808 shares of Class A common stock held by Mr. Fukushima’s spouse, (c) 131,893 shares of Class A common stock held by Ryan Fukushima Irrevocable Family Trust and (d) 30,893 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days of March 27, 2026 held by Mr. Fukushima.

(9)

Consists of (a) 9,144 shares of Class A common stock held by Mr. Polovin and (b) 19,836 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days of March 27, 2026 held by Mr. Polovin.

(10)

Consists of (a) 104,729 shares of Class A common stock held by Mr. Barris and (b) 1,997 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days of March 27, 2026 held by Mr. Barris.

(11)

Consists of (a) 675 shares of Class A common stock held by Mr. Belcher, (b) 14,033 shares of Class A common stock held by Nob Hill Ventures LLC and (c) 6,051 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days of March 27, 2026 held by Mr. Belcher. Mr. Belcher is the controlling shareholder of, and may be deemed to have shared voting, investment and dispositive power with respect to the shares held by Nob Hill Ventures LLC.

(12)

Consists of (a) 10,782 shares of Class A common stock held by Dr. Doudna and (b) 1,997 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days of March 27, 2026 held by Dr. Doudna.

(13)

Consists of (a) 8,019 shares of Class A common stock held by Mr. Epstein and (b) 2,997 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days of March 27, 2026 held by Mr. Epstein.

(14)	Consists of 16,051 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days of March 27, 2026 held by Dr. Frederick.
(15)

Consists of (a) 1,250 shares of Class A common stock held by Dr. Gottlieb and (b) 13,551 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days of March 27, 2026 held by Dr. Gottlieb.

(16)

Consists of (a) 66,756 shares held by Theodore J. Leonsis Revocable Trust, (b) 4,729 shares of Class A common stock held by Mr. Leonsis and (c) 1,997 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days of March 27, 2026 held by Mr. Leonsis.

(17)

Consists of (a) 11,658 shares of Class A common stock held by Dr. West and (b) 11,625 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days of March 27, 2026 held by Dr. West.

(18)

Consists of (a) 38,294,620 shares of Class A common stock, (b) 5,043,789 shares of Class B common stock and (c) 182,677 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days of March 27, 2026.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2025, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with the following exceptions: (1) Form 4s filed for James Rogers, Andrew Polovin, Erik Phelps and Ryan Bartolucci filed on May 2, 2025 with respect to transactions that occurred on February 24, 2025 and (2) a Form 4 filed for Eric Lefkofsky filed on June 20, 2025 with respect to a transaction that occurred on June 17, 2025.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Other than compensation arrangements for our directors and executive officers, which are described in the sections titled “Proposal 1: Election of Directors—Non-Employee Director Compensation” and “Executive Compensation”, below we describe transactions since January 1, 2025, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our capital stock at the time of such transaction, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Real Property Leases

In January 2018, we entered into an office lease with a third-party landlord in connection with which Lightbank LLC was allowed to terminate its then-outstanding lease with the landlord. We received $1.5 million from Lightbank LLC to be amortized over the course of the lease, of which $0.5 million remains to be amortized as of December 31, 2025. We currently sublease a portion of this office space to Lightbank LLC, Lefkofsky Family Foundation and 346 Investment Partners, each an entity affiliated with and controlled by Mr. Lefkofsky, on a month-to-month basis. As of December 31, 2025, we have received an aggregate of $1.0 million in sublease income from these related parties.

Agreements with Pathos

We entered into a master agreement in August 2021, as amended and restated in February 2024 (collectively with any order forms thereunder, the “Pathos Master Agreement”), with Pathos AI, Inc. (“Pathos”), a healthcare company co-founded by Mr. Lefkofsky, our Chief Executive Officer, Founder and Chairman, and Mr. Fukushima, our Chief Executive Officer, Data. Mr. Lefkofsky currently serves as Executive Chairman and a member of Pathos’ board of directors. Mr. Fukushima serves as a member of Pathos’s board of directors and as an advisor to Pathos. He also served as interim Chief Executive Officer of Pathos from April 2023 to May 2025. In addition, each of Scott Gottlieb, Peter Barris, Eric Belcher and Ted Leonsis, a member of our Board, is also an investor in Pathos. We have a warrant to purchase 23,456,790 shares, or approximately 16.5% of the outstanding equity in Pathos as of the IPO Date, for $.0125 per share. The warrant will automatically exercise upon a change of control (as defined therein) or upon an initial public offering of Pathos’ securities. Pursuant to this master agreement, we granted Pathos a limited, non-exclusive, revocable, non-transferable right and license, without right of sublicense, to access and download certain de-identified records from our proprietary database. Pathos in turn agreed to pay us certain license fees depending on the number of de-identified records it elects to license during the term of the master agreement. Pathos also agreed to pay us a subscription fee equal to $0.4 million per year for access to our Lens product for the term of the master agreement. The master agreement provides for an initial term of five years, measured from February 2024, with a subsequent five-year renewal provision unless the agreement is terminated. Pathos may own certain analysis, summaries, reports or other information it creates with, or based upon, the de-identified data it licenses from us, and it may continue to use such information following termination of the agreement.

Either party may terminate the agreement after the initial five-year term by prior written notice to the other party. As of the date hereof, Pathos has paid us an aggregate of $1.6 million in annual subscription fees, and we have not exercised the warrant to purchase shares of Pathos common stock.

In March 2022, we and Pathos entered into a sequencing pilot project under the master agreement pursuant to which we ran our xT NGS assay on 15 samples provided by Pathos in exchange for a one-time discounted fee of less than $0.1 million.

In April 2022, we and Pathos entered into a non-exclusive analytical services program under the master agreement pursuant to which we provide services to help Pathos use our de-identified data to answer research and development questions posed by Pathos. Under the program, we initially provided 500 hours of analytical services to Pathos over 6 months in exchange for increasing by $0.1 million the annual subscription fee payable by Pathos. Pathos has the right to extend the program either in six month increments or by increasing by 1,000 the number of analytical services hours we provide in any six-month period. In each case, the fee paid by Pathos increases proportionally.

In May 2024, we and Pathos entered into an order form under the master agreement pursuant to which we will license organoids and organoid data sets to Pathos. Under this order form, we granted Pathos a revocable, limited, non-transferable, non-exclusive right and license, without right of sublicense, to use certain organoid material and organoid data. Pathos in turn agreed to pay us certain license fees depending on the number of organoid materials and data it elects to license and the term of such license. The order form provides for an initial term of two years, subject to annual renewal upon written confirmation from us and Pathos. As of the date hereof, we have received $4.2 million for the license fee payment from Pathos.

In August 2024, we, through our subsidiary, Tempus Compass, LLC (“Tempus Compass”), and Pathos entered into a start-up agreement for the provision of certain services by Tempus Compass for a study. As of the date hereof, we have received $5.9 million in fee payment from Pathos.

In April 2025, we entered into a series of agreements with AstraZeneca AB (“AstraZeneca”) and Pathos regarding both the development of a foundation large multimodal model in the field of oncology (the “Foundation Model”) and the licensing of certain de-identified multi-modal data to assist in the development of the Foundation Model. Specifically, we entered into a Statement of Work with AstraZeneca under the previously disclosed Master Services Agreement, dated November 17, 2021, as amended in October 2022, February 2023 and December 2023 (and as further amended from time to time, together with the Statement of Work, collectively referred to herein as the MSA). Pursuant to the MSA, (i) we will ensure that Pathos develops, and we provide AstraZeneca with, a Foundation Model which has been developed, validated, and maintained using de-identified datasets contributed by us, (ii) the Foundation Model will be developed, validated, and maintained by Pathos, (iii) AstraZeneca will pay us a fee of $35 million, and (iv) a syndicate of investors including AstraZeneca will contemporaneously execute a Stock Purchase Agreement with Pathos (the “SPA”), as part of a preferred stock financing round of sufficient size given the obligations described herein.

We also entered into an Order Form with Pathos under the Pathos Master Agreement. Pursuant to the Pathos Master Agreement, (i) Pathos will be responsible for Foundation Model development activities under the MSA, (ii) we will license Pathos a comprehensive de-identified multi-modal dataset for the sole purpose of assisting in the development and training of the Foundation Model under the MSA, (iii) Pathos will pay us data license fees of $200 million over a three-year period, including an upfront payment of $50 million that has been paid as of April 2025, (iv) we will receive a license to use the Foundation Model upon its completion (with certain field restrictions and the right of sublicense to AstraZeneca), and (v) in consideration of Pathos’ commitments under the Pathos Master Agreement, we will pay Pathos $35 million, of which $25 million has been paid to date. Pathos, in its sole discretion, may pay up to 50% of the data license fees owed to us in shares of Pathos’ Series D Preferred Stock.

In August 2025, we entered into a Statement of Work (the “Pathos SOW”) with Pathos pursuant to the Pathos Master Agreement. Under the Pathos SOW, we agreed to collaborate with Pathos to develop a CLIA-certified laboratory assay for use in identifying subjects for Pathos’s clinical study across up to three oncology indications. The development work is structured around certain milestones, and the total fees payable to us by Pathos range from $500,000 to $595,000, depending on the number of gene expression signatures that Pathos elects to incorporate into the assay, with each milestone and service fee payable as a fixed fee upon completion of the applicable milestone.

Transaction with Ottimo Pharma Limited

In September 2025, we entered into an order form with Ottimo Pharma Limited (f/k/a UltraHuman Eight Limited) (“Ottimo Pharma”), pursuant to an explore analytical services agreement between the parties effective September 25, 2023. David Epstein, a member of our Board, serves as the Chief Executive Officer and Chairman of Ottimo Pharma. Under this order form, we agreed to leverage our multimodal dataset of de-identified health records with DNA and RNA sequencing data to conduct analytical services for Ottimo Pharma. We also agreed to provide Ottimo Pharma with access to our Lens software. The total fee payable to us by Ottimo Pharma under the order form is $250,000, with fifty percent invoiced upon the effective date of the order form and the remaining fifty percent due upon delivery of our analytical services report.

Independent Contractor Agreement

In February 2026, we entered into an Independent Contractor Agreement (the “Huerga Contractor Agreement”) with Iker Huerga, Chief Executive Officer of Pathos, pursuant to which Mr. Huerga agreed to assist Tempus in negotiating, managing, and expanding a new commercial agreement. Compensation under the Huerga Contractor Agreement consists solely of RSUs and PSUs. Mr. Huerga earned 25,000 RSUs for services rendered in 2025 and expected to be rendered in 2026. Mr. Huerga has the potential to earn an additional 175,000 PSUs based on milestones that include certain minimum purchase commitments.

Aircraft for Business Travel

We entered into an arm’s length arrangement in 2018 pursuant to which we charter for business use an aircraft owned by 346 Investment Partners LLC, an entity affiliated with and controlled by Mr. Lefkofsky, through a third-party aircraft management company, which in turn reimburses 346 Investment Partners LLC at market rates. For the fiscal year ended December 31, 2025, we paid the third-party aircraft management company approximately $0.5 million pursuant to this arrangement.

Equity Grants to Directors and Executive Officers

We have granted RSUs and PSUs to certain of our directors and executive officers. For more information regarding the stock awards granted to our directors and named executive officers, see the sections titled “Proposal 1: Election of Directors—Non-Employee Director Compensation” and “Executive Compensation.”

Indemnification Agreements

Our amended and restated articles of incorporation contain provisions limiting the liability of directors and officers, and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under the Nevada Revised Statutes or any other applicable law. Our amended and restated articles of incorporation and amended and restated bylaws also provide our Board with discretion to indemnify our employees and other agents when determined appropriate by the board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them.

Related Person Transactions Policy

Our Board adopted a written related person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of our subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.

Transactions involving compensation for services provided to us by an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including our Class A common stock), including any of their immediate family members and affiliates and entities owned or controlled by any related person.

Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of the proposed related person transaction, must present information regarding the proposed related person transaction to our audit committee (or, where review by our audit committee would be inappropriate, to another independent body of our Board) for review. To identify related person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

•	the risks, costs, and benefits to us;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties.

Our audit committee will approve only those transactions that it determines are fair to and in the best interests of the Company. All of the transactions described above were entered into prior to the adoption of, or in compliance with, such policy.

OTHER INFORMATION FOR STOCKHOLDERS

Stockholder Proposals for the 2027 Annual Meeting of Stockholders

Stockholders of the Company may submit proposals that they believe should be voted upon at the Company’s annual meeting of stockholders or nominate persons for election to the Board.

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals meeting certain requirements may be eligible for inclusion in the Company’s proxy statement for the Company’s 2027 annual meeting of stockholders. To be eligible for inclusion in the Company’s 2027 proxy statement, any such stockholder proposals must be submitted in writing to the Secretary of the Company no later than December 8, 2026, in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.

Alternatively, in accordance with the “advance notice” provisions of our bylaws, stockholders seeking to present a stockholder proposal or nomination at the Company’s 2027 annual meeting of stockholders, without having it included in the Company’s proxy statement, must timely submit notice of such proposal or nomination. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the first anniversary of the 2026 Annual Meeting of Stockholders, unless the date of the 2027 annual meeting of stockholders is advanced by more than 30 days or delayed by more than 70 days from the anniversary of the 2026 Annual Meeting of Stockholders. For the Company’s 2027 annual meeting of stockholders, this means that any such proposal or nomination must be submitted no earlier than January 21, 2027 and no later than February 20, 2027. However, if our 2027 annual meeting of stockholders is not held between April 21, 2027 and July 30, 2027, the stockholder must submit any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2027 annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to the 2027 annual meeting of stockholders, or, if later than the 90th day prior to such annual meeting, the 10th day following the day on which public announcement of the date of the 2027 annual meeting of stockholders is first made by the Company. Any such notice to the Secretary must include the information required by our bylaws.

Notices of any proposals or nominations for the Company’s 2027 annual meeting of stockholders should be sent to the Secretary of the Company at 600 West Chicago, Suite 510, Chicago, Illinois 60654.

Householding of Proxy Materials

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker.

Additional Filings

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website investors.tempus.com and click on “SEC Filings” under the “Financials” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2025, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders by contacting Tempus AI, Inc. by mail at 600 West Chicago, Suite 510, Chicago, Illinois 60654, and/or by telephone at (800) 976-5448.

OTHER MATTERS

Our Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment. Discretionary authority for them to do so is provided for in the proxy card and other forms of proxy.

By Order of the Board of Directors

/s/ Andrew Polovin
Andrew Polovin
Secretary
April 7, 2026

APPENDIX A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

This proxy statement contains the non-GAAP financial measure Adjusted EBITDA under the captions “Compensation Discussion and Analysis” and “Pay Versus Performance. See below for the definition of Adjusted EBITDA and a reconciliation to net loss, the most comparable measure presented in accordance with accounting principles generally acceptable in the United States of America (“GAAP”). We use adjusted EBITDA to facilitate analysis of our financial and business trends and for internal planning and forecasting purposes.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We define adjusted EBITDA as net income (loss), adjusted to exclude (i) interest income, (ii) interest expense, (iii) depreciation and amortization, (iv) (benefit from) provision for income taxes, (v) losses from equity method investments, (vi) changes in fair value of our warrant liability, warrant asset, marketable equity securities, contingent consideration liabilities and indemnity-related holdback liabilities, (vii) stock-based compensation expense, (viii) employer payroll tax related to stock-based compensation expense, (ix) acquisition-related expenses, (x) the G-4 Special Payment (as defined in Note 10 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025), (xi) amortization of deferred other income from our IP License Agreement with SB Tempus, (xii) franchise taxes related to our IPO, (xiii) other tax expense and (xiv) loss on debt extinguishment. We use adjusted EBITDA in conjunction with net income or loss, its corresponding GAAP measure, as a performance measure to assess our operating performance and operating leverage in our business. The above items are excluded from our adjusted EBITDA measure because these items are non-cash in nature, or because the amount and timing of these items is unpredictable, or they are not driven by core results of operations, thereby rendering comparisons with prior periods and competitors less meaningful. We believe adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as provides a useful measure for period-to-period comparisons of our business performance. Moreover, adjusted EBITDA is a key measurement used by our management internally to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting.

Adjusted EBITDA has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for, or superior to, the related financial information prepared in accordance with GAAP. Some of these limitations are that adjusted EBITDA:

•	does not reflect interest income which increases cash available to us;

•	excludes depreciation and amortization expense, and although these are non-cash expenses, the asset being depreciated may have to be replaced in the future, increasing our cash requirements;

•	does not reflect provision for or benefit from income taxes that reduces cash available to us; and

•	excludes change in fair value of warrant liabilities, contingent consideration and warrant asset.

Because of these limitations, we consider, and you should consider, adjusted EBITDA alongside other financial performance measures, including net loss and our other GAAP results. A reconciliation of our adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with GAAP, is provided below. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measure to their most directly comparable GAAP financial measure.

A-1

The following table summarizes our adjusted EBITDA, along with net loss, the most directly comparable GAAP measure, for each period presented below:

Year Ended December 31, 2025 (in thousands)
Net loss	$(245,028)
Interest income	(12,628)
Interest expense	70,267
Depreciation	32,054
Amortization	70,270
(Benefit from) provision for income taxes	(51,684)

EBITDA	$(136,749)
Losses from equity method investments	5,614
Fair value changes(1)	(17,807)
Stock-based compensation expense	124,747
Employer payroll tax related to stock-based compensation	11,539
Acquisition related expenses(2)	5,937
G-4 Special Payment	—
Amortization of technology license	(15,955)
Franchise taxes related to IPO	1,647
Other tax expense	1,608
Loss on debt extinguishment	12,034

Adjusted EBITDA	$(7,385)

(1)

Fair value changes include gains and losses related to quarterly fair value adjustments of our warrant liability, warrant asset, marketable equity securities, contingent consideration liabilities, and indemnity-related holdback liabilities.

(2)

Acquisition related expenses consist of legal, diligence, accounting, and financing costs, as well as a gain on bargain purchase, incurred for acquisitions during the years ended December 31, 2025 and 2024.

A-2

ATTN: LEGAL TEMPUS AI, INC. 600 WEST CHICAGO AVENUE, SUITE 510 CHICAGO, IL 60654 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 p.m. Central Time on May 20, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TEM2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 10:59 p.m. Central Time on May 20, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by 10:59 p.m. Central Time on May 20, 2026. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V90381-P46886 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY TEMPUS AI, INC. The Board of Directors recommends you vote FOR the following: To elect nine directors to serve until the next annual meeting and their successors are duly elected and qualified, or until their earlier death, resignation or removal. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Nominees: 01) Eric Lefkofsky 02) Peter J. Barris 03) Eric D. Belcher 04) Jennifer A. Doudna 05) David R. Epstein 06) Wayne A.I. Frederick, M.D. 07) Scott Gottlieb, M.D. 08) Theodore J. Leonsis 09) Nadja West, M.D. The Board of Directors recommends you vote FOR Proposal 2 and in favor of THREE YEARS for Proposal 3. For Against Abstain To ratify the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. To consider a non-binding advisory vote on the frequency of future stockholder votes to approve the compensation of the Company’s named executive officers. 1 Year 2 Years 3 Years Abstain NOTE: In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice of Annual Meeting, Proxy Statement and Annual Report are available at www.proxyvote.com. V90382-P46886 TEMPUS AI, INC. Annual Meeting of Stockholders May 21, 2026, 1:30 PM Central Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Eric Lefkofsky, James Rogers and Andrew Polovin, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TEMPUS AI, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:30 PM Central Time, on May 21, 2026, virtually atwww.virtualshareholdermeeting.com/TEM2026, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side